UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
SPARK NETWORKS SE
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 15, 2022
Dear Shareholder:
You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Spark Networks SE to be held on August 31, 2022 at the offices of Morrison & Foerster LLP, Potsdamer Platz 1, 10785 Berlin, Germany. The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.
We are sending a Notice of Internet Availability of Proxy Materials to our shareholders, which contains instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders and ADS holders may obtain a paper copy of our proxy materials. To make it easy to vote, internet and telephone voting are available for ADS holders. Shareholders generally need to vote in person. The instructions for voting are on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, on the proxy card.
Your vote is important.
Whether or not you plan to attend the Annual Meeting, we kindly ask Shareholders to register for the Annual Meeting and vote in person or by issuing power of attorney to an authorized representative or Company proxies and ask ADS holders to please vote on the Internet or by telephone, or complete, date, sign and return the enclosed proxy card to ensure that your shares are represented at the meeting. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend. ADS holders may vote on the Internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on page 6 et seq. of the Proxy Statement and your proxy card or voting instruction form regarding each of these voting options for ADS holders.

Sincerely,
/s/ Eric Eichmann
Eric Eichmann
Chief Executive Officer

SPARK NETWORKS SE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 31, 2022

DATE AND TIME:	August 31, 2022 at 4:00 p.m. Central European Summer Time

PLACE:	The meeting is to be held at the offices of Morrison & Foerster LLP, Potsdamer Platz 1, 10785 Berlin, Germany.

ITEMS OF BUSINESS:
Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2021 as well as the report of the Administrative Board for the financial year 2021.

Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2021.

Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2021.

Proposal 4: Appointment of the auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports and ratification of independent registered public accounting firm.

Proposal 5: Election of the members of the Administrative Board.

Proposal 6: Advisory Vote on Executive Compensation.

Proposal 7: Resolution on the approval of the compensation report for the financial year 2021.

Proposal 8: Resolution on the cancellation of the authorized capital 2017 pursuant to Section 4 para. 3 of the Articles of Association and on the creation of a new authorized capital 2022 with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association.

SHAREHOLDER RECORD DATE:	Only holders of ordinary shares of record at the end of August 24, 2022 will be entitled to vote at the Annual Meeting.

ADS RECORD DATE:
Only holders of American Depositary Shares (“ADSs”) representing ordinary shares of record at the close of business on July 11, 2022 will be entitled to instruct The Bank of New York Mellon, as depositary for the ADSs (the “Depositary”), how to vote at the Annual Meeting.

QUORUM:	The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

By Order of the Board of Directors,
/s/ Colleen Birdnow Brown
Colleen Birdnow Brown
Chairwoman

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on August 31, 2022
The accompanying Proxy Statement and our Annual Report are available at https://www.spark.net/ investor-relations/annual-meeting.

SPARK NETWORKS SE
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
August 31, 2022
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Spark Networks SE (“we,” “us,” “our”, “Spark” or the “Company”) will be held at the offices of Morrison & Foerster LLP, Potsdamer Platz 1, 10785 Berlin, Germany.
Who may attend the Annual Meeting?
Ordinary Shares
According to German law, shareholders who are entered in the German share register and have given registration notice in due time to the Company of their intention to attend are entitled to exercise their shareholders’ rights and voting rights. Such registration notification must be received by the Company by no later than the end of August 23, 2022 in writing (mail) or by e-mail to the following address:
Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de
All relevant details for registration to the Annual Meeting which need to be followed will be listed in the official German Annual Meeting invitation which will be published in the German Federal Gazette. As a convenience, a translation of this German Annual Meeting invitation will be made accessible in English language through the website https://www.spark.net/investor-relations/annual-meeting on or about July 20, 2022.
The exercise of such shareholders’ and voting rights will be limited to holders of record as of the end of August 24, 2022 (the “Shareholder Record Date”) who hold ordinary shares directly in their own name, and beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons. As set out in Section 67 para. (2) sent. 1 AktG in the version applicable according to Section 26j para. (4) Introductory Act to the Stock Corporation Act (EGAktG), only those who are listed in the share register are considered shareholders of the Company. As a result, the status of the entries in the share register on the day of the Annual Meeting is decisive for determining the number of votes a duly registered shareholder is entitled to at the Annual Meeting. For technical processing reasons, however, no changes to the share register will be carried out (“registration stop”) between the end of July 8, 2022 (“technical record date”), and the conclusion of the Annual Meeting. Therefore, the entry status in the share register on the day of the Annual Meeting will correspond to the status after the last change of registration on August 24, 2022. The registration stop does not mean the shares are blocked for disposal. Share buyers whose change of registration requests are received by the company after August 24, 2022, however, cannot de facto exercise the rights to vote and other shareholder rights on the basis of these shares, unless they have obtained a power of attorney to do so or an authorization to exercise such rights. In such cases, voting rights and other shareholder rights are retained by the shareholder entered in the share register until the change of registration. All buyers of the company’s shares who are not yet registered in the share register are therefore requested to submit change of registration requests in due time.
ADSs
ADS holders do not qualify as shareholders under German law. Therefore, ADS holders will not be able to personally exercise shareholders’ rights at the Annual General Meeting.
What is a quorum for the Annual Meeting?
The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).
At the date of the publication of the official German invitation to the Annual Meeting on or about close of business on July 20, 2022, 2,661,385 ordinary shares were outstanding and 2,661,385 ordinary shares were entitled to vote. At the time of convening the Annual Meeting, the Company indirectly holds 41,800 treasury shares from which the Company is not entitled to any voting rights.
Who may vote at the Annual Meeting?
Ordinary Shares
Holders of record of ordinary shares as of the Shareholder Record Date (or their authorized representatives) may vote at the Annual Meeting.
ADSs
As an ADS holder, you will not be entitled to vote at the Annual Meeting. To the extent you timely provide the Depositary either directly or through your broker, bank or other nominee, as applicable, with voting instructions as of 12 pm EST August 17, 2022, the Depositary has advised us that it will endeavor to vote the ordinary shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to the Depositary for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Deposit Agreement (the “Deposit Agreement”) by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. To be able to attend, and vote at the Annual Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Shareholder Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Shareholder Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.
Voting
How can I vote my ordinary shares or ADSs?
Your vote is very important and we encourage you to vote your shares via the Internet or by submitting your proxy card or voting instruction form regardless of whether or not you plan to attend the Annual Meeting. Each issued and outstanding ordinary share shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Holders of ADSs who wish to exercise their voting rights for the underlying ordinary shares must act through the Depositary by timely submitting a voting instruction form to the Depositary on or before 12 pm EST on August 17, 2022. Ordinary shares held in treasury by Spark do not entitle Spark to vote in respect thereof at the Annual Meeting.
Ordinary Shares
Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Shareholder Record Date, you have the right to (i) vote in person at the Annual Meeting, (ii) by issuing power of attorney and instructions to the Company proxies, or (iii) vote by issuing power of attorney to a proxy. If a shareholder authorizes more than one person, the Company will be entitled to reject one or more of them. Shareholders may also use the form available on the internet at https://www.spark.net/investor-relations/annual-meeting for issuing power of attorney and instructions to the Company proxies or issuing power of attorney to a proxy.
If you appoint another person to act as your authorized proxy, such proxy must be in text form and made known to Spark by end of August 30, 2022 by mail or by e-mail at the following address:
Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de
ADSs
The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each 10 ADSs represent the right to receive one ordinary share deposited with BNYM SA/NV, as custodian for the Depositary under the Deposit Agreement or any successor custodian.
Record holders of ADSs: If you are a record holder of ADSs as of the ADS Record Date, you will receive instructions from the Depositary as to how to instruct the Depositary to vote the ordinary shares underlying your ADSs. If you held ADSs directly as of the ADS Record Date, you have the right to instruct the Depositary how to vote using the voting instruction form. So long as the Depositary receives your voting instructions by 12 pm EST on August 17, 2022, it will, to the extent practicable and subject to applicable law and the terms of the Deposit Agreement, endeavour to vote the underlying ordinary shares as you instruct. The voting instructions provided to the Depositary should be executed in such a manner as to show clearly how you wish to vote regarding each matter to be considered at the Annual Meeting.
Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the ADS Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may instruct the Depositary to vote the ordinary shares underlying your ADSs. We encourage you to submit your instructions using the voting instruction form provided by your broker, bank or other nominee. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

If you have any questions, require assistance with voting your proxy card, or need additional copies of the proxy materials, please contact:

Georgeson LLC e-mail: usproxyservices@georgeson.com
How will my ordinary shares or ADSs be voted if I do not vote?
Ordinary Shares
If you hold ordinary shares and do not vote your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
ADSs
If you are a record holder of ADSs and do not timely instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?
The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).
In addition to the Quorum, the resolution on the cancellation of the authorized capital 2017 and on the creation of a new authorized capital 2022 and the corresponding amendment of the Articles of Association as suggested by proposal no. 8 requires a majority of ¾ of the votes cast.
Election of administrative board members as well as approval of the submitted proposals for all other agenda items require a simple majority of votes cast assuming a Quorum is present.
Can I change my vote?
Ordinary Shares
If you hold ordinary shares of record and issue a power of attorney and instructions to the Company proxies in advance of the Annual Meeting by mail or email to Spark, you may change your vote by (i) delivering a valid later-dated power of attorney and instructions by mail or email to Spark until the end of August 31, 2022, or (ii) by revoking the issued power of attorney and instructions altogether and voting yourself no later than until the beginning of the voting procedure on the day of the Annual Meeting. You may contact Spark by mail or by e-mail at the following address:

Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de
On the day of the Annual Meeting, power of attorney and instructions to the Company proxies may also be issued, amended or revoked in text form at the entry and exit control to the Annual Meeting; attendance at the Annual Meeting will cause your previous vote and power of attorney to be revoked.
You must register in advance in order to vote your ordinary shares at the Annual Meeting.
ADSs
If you are the record owner of ADSs, you must follow the instructions provided by the Depositary to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last validly executed instructions you submit prior to the deadline indicated by the Depositary or your broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs.
Questions
How can I present questions in the Annual Meeting?
Ordinary Shares
Registered shareholders may present questions in person at the Annual Meeting on August 31, 2022. The chair of the Annual Meeting is authorized to determine the details and may limit the number of questions in order to timely complete the Annual Meeting.
ADSs
Under German statutory law, ADS holders formally do not qualify as shareholders. ADS holders are therefore not entitled to attend the Annual Meeting in person and are not entitled to submit questions to the Annual Meeting.
Proxy Materials
Can I access the proxy materials on the Internet?
The proxy materials are available on our website at https://www.spark.net/investor-relations/annual-meeting. If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive proxy materials from your broker, bank or other nominee. The proxy materials are also available through the SEC’s website at www.sec.gov.
How do I request paper copies of the proxy materials at no charge?
We furnish proxy materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a one-page notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice instructs you how to access and review the Proxy Materials on the internet. If you would like a printed copy of the proxy materials, please follow the instructions on the notice.
Other Questions
Could other matters be decided at the Annual Meeting?
The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, we are not aware of any other matter to be presented at the Annual Meeting.

Request to add items to the agenda by a minority
Under German statutory law, shareholders whose aggregate shareholdings represent five percent of the share capital or the proportionate amount of EUR 500,000.00 (this corresponds to 500,000 non-par value shares) may re-quest that items be placed on the Agenda and published. The request must be addressed in writing to the Administrative Board of the company and be received by the company at the latest on July 31, 2022, 24:00 hours. Please send such requests to the following address:

Spark Networks SE
- Administrative Board -
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
Each new item of the Agenda must also include a reason or a resolution proposal. The publication and forwarding of requests for additions are carried out in the same way as in the convocation. They are also published on the Company's website at
https://www.spark.net/investor-relations/annual-meeting

and communicated to the shareholders.
Countermotions and election proposals by shareholders
The Company’s shareholders may submit counterproposals to the proposals of the Administrative Board on specific agenda items and election proposals for the election of Administrative Board members or auditors. Such proposals (and statements of reasons, if any) and election proposals are to be sent solely to:

Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or by e-mail to: antraege@linkmarketservices.de
Counterproposals as well as election proposals do not require a statement of reasons.
Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the Company at the address specified above by August 16, 2022 at the latest, will be made accessible without undue delay on the website https://www.spark.net/investor-relations/annual-meeting along with the name of the shareholder and, specifically in the case of counterproposals, any statement of reasons and, in the case of election proposals, the additional information to be provided by the Administrative Board pursuant to Sec. 127 sentence 4 German Stock Corporation Act, as well as any comments by the Administrative Board.
The Company is not required to make a counterproposal and a statement of reasons, if any, or an election proposal available if one of the reasons for exclusion pursuant to Sec. 126 (2) German Stock Corporation Act apply, for example, because the election proposal or counterproposal would lead to a resolution by the Annual Meeting that breaches the law or the Articles of Association or its reason apparently contains false or misleading information with regard to material points. Furthermore, an election proposal does not have to be made available if the proposal does not contain the name, the current occupation and the place of residence of the proposed candidate as well as information on his / her membership in other statutory supervisory boards. The reason for a counterproposal does not have to be made available if its total length is more than 5,000 characters.
Note that counterproposals and election proposals, even if they have been submitted to the Company in advance in due time, will only be considered at the Annual Meeting if they are submitted/put forward verbally there by such shareholder. The right of every shareholder to submit counterproposals on the various agenda items or election proposals during the Annual Meeting even without a previous submission to the Company remains unaffected.
Who will pay for the cost of this proxy solicitation?
The attached proxy is solicited on behalf of Spark's Board of Directors. Spark will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders and ADS holders. Spark may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners.

Who can I contact if I require further assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of the proxy materials, please contact:

Georgeson LLC e-mail: usproxyservices@georgeson.com

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions and biographies as of March 7, 2022 are set forth below. Our executive officers are appointed by and serve at the discretion of our Board of Directors.

Name	Age	Position
Axel Hefer(1)	44	Director
Bangaly Kaba(2)	42	Director
Bradley J. Goldberg(3)	52	Director, Vice-Chair of the Board
Colleen Birdnow Brown	63	Director, Chair of the Board
Chelsea A. Grayson(1)	50	Director
David Khalil(2)	39	Director
Joseph E. Whitters(4)	63	Director
Eric Eichmann	54	Director, Managing Director and Chief Executive Officer
Gitte Bendzulla	45	Managing Director, Chief Operating Officer and Chief Legal Officer
David Clark	57	Managing Director and Chief Financial Officer

(1) Member of our Audit Committee
(2) Member of our Nominating, Governance and Compensation Committee
(3) Chairperson of our Nominating, Governance and Compensation Committee
(4) Chairperson of our Audit Committee

Axel Hefer serves as CEO of trivago N.V. since 2019, where he has been a managing director and CFO since 2016. Prior to joining trivago, Mr. Hefer was managing director, CFO and COO of Home24 AG, an online home furniture and decor company, from 2014 to 2016, and managing director of One Equity Partners, the Private Equity Division of J.P. Morgan Chase from 2011 to 2014. Mr. Hefer recently joined the supervisory board of FC Gelsenkirchen-Schalke 04 e.V. Mr. Hefer holds a diploma in management from Leipzig Graduate School of Management (HHL) in 2000 and an MBA from INSEAD in 2003. Mr. Hefer was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, leadership of European technology companies, and he is the CEO of a public company.

Bangaly Kaba is currently the Head of Platform Growth at Popshop Live, a live streaming mobile marketplace that combines commerce, entertainment, and social, which he joined in June 2020. Popshop is reimagining ecommerce as a people-centric, engaging experience for both sellers and buyers across the US. From January 2020 to March 2021, Mr. Kaba was an Executive in Residence at Reforge, the leading career development company for tech professionals. Mr. Kaba served as VP of Product Management at Instacart, a grocery delivery marketplace startup with a valuation of over $39B, from November 2018 to November 2019. At Instacart, Mr. Kaba led the Growth and Consumer organizations that built the core functionality for user onboarding, shopping, and product discovery. From February 2014 to November 2018, Mr. Kaba worked at Facebook Inc. where his last role was the Head of Growth at Instagram. Mr. Kaba joined Instagram when it had 450M monthly actives and helped it to grow to over 1B monthly actives in just 2.5 years, making Instagram one of the world’s fastest growing apps. Mr. Kaba’s career prior to Facebook spanned multiple industries, including working in education as a Dean of a boarding school in Switzerland, working in finance as an Asset Manager at Lehman Brothers and Barclays Capital, and founding an e-commerce startup. Mr. Kaba holds a BA in History and Spanish from Washington University in St. Louis and an MBA in Entrepreneurship and Finance from the University of Southern California. Mr. Kaba was selected to our Board of Directors because he possesses particular knowledge and experience in consumer technology, building mobile digital products, and accelerating growth through social media.

Bradley J. Goldberg is a builder of fintech, consumer, and tech platform businesses. He is a Limited Partner Advisor at NYCA Partners and a Board Member at Cellar Tracker. Mr. Goldberg is an active advisor for CEOs and Founders using technology to disrupt the status quo. Mr. Goldberg served as an executive at PEAK6 Investments L.P. from 2009-2019, first as CEO, Online from 2009-2011, and then as President of PEAK6 from 2011-2019. Prior to PEAK6, Mr. Goldberg served at Microsoft from 1997-2009, first leading product management teams in Visual C++ and SQL Server, and then as an executive leading multi-billion P&Ls in Server Platforms and Search. Before graduate school, Mr. Goldberg was an Associate in strategy consulting at A.T. Kearney. Mr. Goldberg is also the founder and Chief Executive Officer of Quartz Strategic, LLC. Mr. Goldberg graduated with a Bachelor’s degree in Economics from Amherst College and completed post graduate work in Japan, at the Inter-University Center for Japanese Language Studies. Mr. Goldberg earned an MBA from Harvard Business School, where he was awarded second year honors. Mr. Goldberg was selected to our Board of Directors because he possesses particular knowledge and experience in scaling global technology companies, people operations including global compensation systems, and strategic planning.

Colleen Birdnow Brown serves as a director of publicly traded True Blue Inc. and Big5 Sporting Goods. She also serves as a director for privately held Port Blakely. Ms. Brown served as President and CEO at Fisher Communications from 2005 to 2013, and in the C-Suite of Belo Corp from 2000 to 2004. Prior to 2000, she held a number of positions in the media and broadcasting industries, including President of Broadcast at Lee Enterprises from 1998 to 2000, President at 12 News (KPNX-TV, NBC) from 1995 to 1998, President of WFMY News 2 from 1991 to 1995, and station manager and CFO at KUSA-TV from 1980 to 1991. She also served in various corporate positions at TEGNA (formerly Gannett) from 1980 to 1998. Ms. Brown also served as chairman of the board of directors of American Apparel, and as a director of Career Builder and Classified Ventures. Ms. Brown currently serves as a director of a nonprofit, Delta Dental of Washington and Spring Rock Ventures. Ms. Brown is a member of NACD, WCD, IWF, and C200. She is a NACD Leadership Fellow. She holds an MBA from the University of Colorado Boulder (1981) and a BS in Business Administration from the University of Dubuque (1979). Ms. Brown was selected to our Board of Directors because she possesses particular knowledge and experience in accounting, finance and risk management, governance and she has public company operating experience as a CEO.

Chelsea A. Grayson is an Executive-in-Residence at Wunderkind (formerly BounceX), a leading marketing technologies provider, a member of the Board of Directors of Xponential Fitness, Inc. (NYSE: XPOF) (where she is a member of the Audit Committee), a member of the Board of Directors of Goodness Growth Holdings (formerly Vireo Health (CSE: GDNS) (where she Chairs the Nominating & Corporate Governance Committee and sits on the Audit Committee), a member of the Board of Directors of Loudpack, member of the Board of Directors, Independent Lead Director and member of the Audit Committee of iHerb, and Chair of the Board of Directors of Lapmaster Group Holdings. She is also a member of the UCLA Board of Visitors for the English Department and a Board Leadership Fellow and Corporate Governance Fellow with the National Association of Corporate Directors (NACD). Previously, she was the Chief Executive Officer and a board member of True Religion, Inc. (where she chaired the audit committee) and the Chief Executive Officer and a board member of American Apparel Inc. Before joining American Apparel, Ms. Grayson was a partner in the Mergers & Acquisitions practice group of law firm Jones Day. Ms. Grayson received a J.D. from Loyola Law School and a BA from the University of California, Los Angeles. Ms. Grayson was selected to our Board of Directors because she possesses particular knowledge and experience in corporate development and M&A, consumer marketing and business operations.

David Khalil is an entrepreneur and business angel. He is the founder and was managing director of Sunshine Smile GmbH which was founded in 2017. He currently serves on the board of Sunshine Smile GmbH. Prior to that, from August 2016 to November 2016, he acted as interim CFO at flaschenpost GmbH. Mr. Khalil served as managing director at Affinitas from 2008 until February 2016. Previous to his time at Affinitas, Mr. Khalil worked as an investment manager at European Founders Fund from 2007 to 2008 and as a business consultant at Boston Consulting Group from 2006 to 2007. He has also made numerous angel investments. In 2006, Mr. Khalil received a Master’s degree in business administration from WHU-Otto Beisheim School of Business, where he focused on corporate finance, controlling and entrepreneurship. Mr. Khalil was selected to our Board of Directors because he possesses particular knowledge and experience in online dating businesses, consumer marketing and subscription businesses, and European technology company leadership.

Joseph E. Whitters is currently a partner at Frazier Healthcare Partners, a private equity firm, which he joined in 2005. Mr. Whitters represents Frazier on the boards of Orthotic Holdings, Inc, and Parata Systems. Furthermore, Mr. Whitters currently is a member of the Board of Directors of Accuray Incorporated and Cutera, Inc. Mr. Whitters has previously served on the board of directors of other publicly traded public companies, including PRGX Global, Inc., InfuSystem Holdings, Inc., Analogic Corporation, Air Methods Corporation, Mentor Corp, Omnicell, Inc.. Mr. Whitters was a member of the Audit Committee of all of these respective organizations and in many cases, he chaired the Audit Committee. He also served on the board at various privately held companies, including Rural/Metro Corp., Northfield Medical and Revionics LLC. Mr. Whitters held various finance positions of increasing responsibility at First Health Group Corporation (“FHCC”), a public managed care organization where he served as Chief Financial Officer for many years. Prior to FHCC, Mr. Whitters held various financial positions with United Healthcare and Overland Express. Mr. Whitters is a certified public accountant (inactive) and began his career in public accounting with Peat Marwick. Mr. Whitters holds a B.A. in Accounting from Luther College. Mr. Whitters was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and risk management, governance, and has public company operating experience as a CFO and experience as a chair and member of numerous audit committees of public and private companies.

Eric Eichmann joined Spark Networks in November 2019 as Chief Executive Officer. From 2013 until 2018, Mr. Eichmann was with Criteo S.A. where he held the position of CEO from 2015. Prior to joining Criteo, Eric was COO at Living Social and at Rosetta Stone, SVP of Advertising Operations and Technology at AOL, and Eric was also a senior engagement manager at McKinsey&Co. Eric holds a master’s degree in computer engineering from EPFL (École Polytechnique Fédérale de Lausanne), and an MBA from the Kellogg School of Management, Northwestern University. Mr. Eichmann was selected to our Board of Directors because of his particular knowledge and experience in global public companies, technology and product development, and consumer and marketing driven businesses.

Gitte Bendzulla joined Spark Networks as General Counsel in 2018. Since then, she has consecutively expanded her responsibilities, as Chief Operating Officer and Chief Legal Counsel, she is responsible for Spark’s People and Customer Care function, Legal, Procurement, Office IT and Cyber Security. Before joining Spark Networks, Gitte held several senior legal positions on a European and global scale with Juniper Networks, APM Terminals, Eaton Industries and the SITA Suez group. Gitte started her career at the German-based law firm Graf von Westphalen in 2004. She is admitted to the German bar and holds a master’s degree from the University of Bayreuth (Germany), as well as a bachelor’s degree obtained in Berlin (Germany).

David Clark joined Spark Networks in August 2021 as Chief Financial Officer. Mr. Clark previously servied as a Chief Financial Officer for Synchronoss Technologies, Inc. Prior to joining Synchronoss, Mr. Clark served as Chief Financial Officer of The Meet Group from April 2013 until November 2017. Prior to that, Mr. Clark served as Executive Vice President, Chief Financial Officer and Treasurer of Nutrisystem, Inc., and held several other senior leadership positions at Nutrisystem, Inc. from 2007 to 2013. Mr. Clark was Chief Financial Officer of SunCom Wireless Holdings from its founding in 1997 through 2006 and held the additional positions of Executive Vice President from 2000 through February 2006 and Senior Vice President from 1997 through 2000. During this time, he also served as Chief Financial Officer of Triton Cellular Partners, L.P., an entity related to SunCom Wireless Holdings, from 1997 to 2000.
Family Relationships
There are no familial relationships among any of our directors and executive officers.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (in addition to other supplemental codes and policies) for our directors, officers (including our principal executive officer and other executive leaders) and employees. We have also adopted Rules of Procedure and issued a Statement of Corporate Governance, which, in conjunction with our Articles of Association and charters of standing committees, form the framework for our corporate governance.

These codes and policies are available on the Investor Relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights. We will post amendments or waivers to the aforementioned codes and policies on the same website.

Codes of Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights.

Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chair of the Board of Directors are held by two different individuals (Eric Eichmann and Colleen Birdnow Brown, respectively). We also have a Vice-Chair of the Board of Directors, which is held by Bradley J. Goldberg. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. The Board exercises its oversight related to Cyber Security Risks by receiving regular specific updates from the Company’s General Counsel and Company’s Director of Cyber Security and regularly engages third parties to conduct independent risk assessments. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Nominating, Governance and Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies and in its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Board Diversity
Spark Networks is committed to diversity and inclusion, and the diverse nature of the Board reflects that commitment. The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (As of March 7, 2022)
Board Size:
Total Number of Directors	8
	Female	Male	Non- Binary	Did not disclose gender
Gender:
Directors	2	6	0	0
Number of Directors who identify in any of the categories below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0

Human Capital Disclosure
As a human-capital intensive business, the long-term success of our firm depends on our people. We are not only striving for communities and relationships that last for our users but also for our workforce by establishing a supportive and empowering culture. Our goal is to ensure that we have the right talent in the right place at the right time.

As of December 31, 2021, we had approximately 269 employees based in Germany and the United States.

We monitor and evaluate various turnover and attrition metrics. We believe our annualized voluntary turnover is healthy for our industry, which we attribute to our strong values-based culture, commitment to career development, attractive compensation and benefit programs, and an inclusive, diverse and safe work environment.

Value Based Culture
We strive to attract individuals who are people-focused and share our core values. We promote recognition of behavior, initiatives, and projects which model our values across the organization. We continue to intensely focus on creating a highly engaged workforce, driving improvements across our communications, our culture, our reward programs, and our work environment and fostering a collaborative, inclusive and inspiring experience for all of our employees. The efforts are reflected in a strong commitment across our workforce. The results of our Year End 2021 Annual Employee Survey, which was completed by 72% of our workforce, revealed that more than 90% of our employees are satisfied with their employment with us and 89% are motivated to achieve our goals. 90% of our employees confirmed that we offer a supportive work environment. None of our employees is covered by collective bargaining agreements, and we consider our employee relations to be good.

Commitment to Career Development
We prioritize and invest in creating opportunities to help employees grow and build their careers, through a multitude of training and development programs. We offer our employees several tools to help in their personal and professional development, including career development plans, mentoring programs and in-house learning opportunities, including Spark Academy (our in-house education program offering online, instructor-led and on-the-job learning formats.) In addition, we invest in our executive talent through succession planning and individualized development planning.

Attractive Compensation and Benefit program
We are committed to providing a total compensation package to our employees that is market-competitive and performance based, driving innovation and operational excellence. One of our primary objectives with respect to employee compensation is to attract and retain the best possible employee talent, to link annual compensation and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align employee’ incentives with stockholder value creation. Total direct compensation is generally positioned within a competitive range of the market median, with differentiation based on tenure, skills, proficiency, and performance to attract and retain key talent.

Diversity and Inclusion
Our employees reflect the communities we live and work in and the users we serve. As of December 31, 2021, approximately 47% of our overall workforce and 30% of our management team are women. Our eight person Board consists of two female directors, one of the members of our Board is African-American, and our CEO (who is also a member of our Board) is Latin. Our Board, CEO and senior executives model high standards of diversity, equity and inclusion and are leading sustainable change, being supported in their efforts by an employee led diversity and inclusion initiative called “Spark Together”. We believe that that the diversity of our management and workforce is key to our success.

Healthy Work Environment
During 2021, we continued to focus significant attention on the effective handling of the COVID-19 pandemic. Our response has included a re-layout of our office plans in both Berlin and Utah to ensure compliance with social distancing and hygiene requirements and a safe work environment. We made additional investments in company-wide engagement events to ensure connectivity and collaboration across the organization and implemented the use of flexible and remote work arrangements and other creative solutions. We also modified training programs to comply with distancing requirements, limited visitor entry and increased virtual meetings, and provided additional support through mental and behavioral health resources. We also developed resources to support employees and their families with additional time off, flexible schedules and employer paid benefits.

Shareholder Proposals for Nominees
Our Nominating, Governance and Compensation Committee will consider potential nominees properly submitted by shareholders.

Director Independence
The Board of Directors has determined that each of our directors, other than Eric Eichmann, our current Chief Executive Officer, is independent as defined by the Nasdaq rules. This makes seven of our eight directors independent. The Board of Directors arrived at this determination based on a review of the information provide by each director concerning his or her background, employment and other affiliations.

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee and a Nominating, Governance and Compensation Committee, each of which has the composition and responsibilities described below. Our Nominating, Governance and Compensation Committee performs the functions sometimes performed by separate nominating and compensation committees. We have combined these two committees without issue and plan to continue to do so for the foreseeable future. We believe that a single committee is best suited to address our oversight and governance needs and responsibilities. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://www.spark.net/investor-relations/corporate-governance/highlights.

Audit Committee
Our Audit Committee comprises Joseph E. Whitters, Chelsea A. Grayson and Axel Hefer. Mr. Whitters is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Joseph E. Whitters is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•the conduct and integrity of Spark’s financial reporting to any governmental or regulatory body, the public or other users thereof;
•Spark’s systems of internal accounting and financial and disclosure controls;
•the qualifications, engagement, compensation, independence and performance of Spark’s independent auditors, their conduct of the annual audit, and their engagement for any other services;
•Spark’s legal and regulatory compliance;
•Spark’s codes of ethics as established by management and the Board of Directors; and
•The preparation of any audit committee report required by the SEC.

Nominating, Governance and Compensation Committee
Our Nominating, Governance and Compensation Committee comprises Bradley J. Goldberg, David Khalil and Bangaly Kaba. Mr. Goldberg is the Chair of our Nominating, Governance and Compensation Committee. The composition of our Nominating, Governance and Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our Nominating, Governance and Compensation Committee is responsible for, among other things:

•identifying, screening and reviewing individuals qualified to serve as managing directors and/or members of the Board of Directors and recommending to the Board of Directors candidates for election as members of the Board of Directors;
•developing and recommending to the Board of Directors and overseeing the implementation of Spark’s corporate governance guidelines and principles;
•reviewing, on a regular basis, the overall corporate governance of Spark and recommending to the Board of Directors improvements when necessary; and
•assisting the Board of Directors in discharging its responsibilities relating to the compensation of the Company's directors and executive officers

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held 11 meetings including telephonic meetings; the Audit Committee held 12 meetings and the Presiding and Nominating and Committee held 7 meetings. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Shareholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of shareholders. We do not have a formal policy regarding attendance of our annual meetings of shareholders by the members of our Board of Directors.

Communication with Directors
Shareholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairwoman) may do so by letters addressed to: Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999, attn.: Chief Legal Officer.

PROPOSAL NO. 1

    PRESENTATION OF THE ADOPTED ANNUAL FINANCIAL STATEMENTS, THE APPROVED CONSOLIDATED FINANCIAL STATEMENTS AND THE COMBINED MANAGEMENT REPORT OF SPARK NETWORKS SE AND THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2021 AS WELL AS THE REPORT OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2021

    The adopted annual financial statements, the approved consolidated financial statements and the combined management report of Spark Networks SE and the group for the year ended December 31, 2021 as well as the report of the Administrative Board for the financial year 2021 are available on the Company’s website at:

https://www.spark.net/investor-relations/annual-meeting

    and will be accessible and will be explained in more detail during the Annual Meeting.

    In accordance with statutory provisions under applicable German law, no resolution by the Annual Meeting is proposed for this proposal no. 1 because the Administrative Board has already approved the adopted annual financial statements as well as the consolidated financial statements for the financial year 2021. Thus, the annual financial statements for the financial year 2021 have been established in accordance with Art. 9 (1) lit. c) ii), Art. 10 SE-Regulation in conjunction with Sec. 172 German Stock Corporation Act*. Therefore, approval of the annual financial statements for the financial year 2021 by the Annual General Meeting is not required, Art. 9 (1) lit. c) ii), Art. 10 SE Regulation in conjunction with Sec. 173 German Stock Corporation Act. For other documents referred to in this proposal no. 1, German statutory law only provides for a general information to the shareholders but no resolution by the Annual Meeting.

    For information purposes, also an Annual Report on Form 10-K for the year ended December 31, 2021, enclosed with this Proxy Statement.

* The relevant provisions for stock corporations domiciled in Germany, in particular the provisions of the HGB and the German Stock Corporation Act (Aktiengesetz – AktG), apply to the Company due to the conflict-of-law rules set out in Art. 5, Art. 9 (1) lit. c) ii), Art. 53 as well as Art. 61 of Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE) (SER) unless otherwise provided for by any more specific rules of the SER.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

RESOLUTION ON THE DISCHARGE OF THE MANAGING DIRECTORS FOR THE FINANCIAL YEAR 2021

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:

RESOLVED, that the Managing Directors who were in office in the financial year 2021 shall be granted discharge for this period.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

RESOLUTION ON THE DISCHARGE OF THE MEMBERS OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2021
Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:
RESOLVED, that the members of the Administrative Board who were in office in the financial year 2021 shall be granted discharge for this period.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

APPOINTMENT OF THE AUDITOR FOR THE FINANCIAL STATEMENTS AND FOR THE CONSOLIDATED FINANCIAL STATEMENTS AS WELL AS FOR REVIEW OF INTERIM FINANCIAL REPORTS AND RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    Our Audit Committee has selected BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2022, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany as our local statutory auditor for the fiscal year ending December 31, 2022 (collectively, “BDO”).

    At the Annual Meeting, the shareholders are being asked to ratify the appointment of BDO as our auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports for the fiscal year ending December 31, 2022. Under mandatory German corporate law the Annual Meeting must elect the auditor of the company for the current fiscal year. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal and if an auditor has not been elected by the end of the ongoing financial year, the Local Court of Munich, Germany shall appoint the auditor at the request of the legal representatives, the Administrative Board or a shareholder of Spark Networks SE.

    Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

    Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table below were approved by our Audit Committee.
    The following table presents fees for professional audit services rendered by (i) KPMG AG Wirtschaftsprüfungsgesellschaft, our independent auditors for the fiscal year December 31, 2020, and (ii) BDO USA, LLP, our independent auditors for the fiscal year ended December 31, 2021 (in thousands).

Fee Category	2021	2020
Audit fees(1)	$985	$2,343
Tax fees(2)	12	21
Total Fees	$997	$2,364

(1) Audit fees for 2021 and 2020 include costs associated with the interim procedures and annual audits, including costs associated with the US GAAP conversion in 2020, and statutory audits required internationally. Total Audit fees in 2020 have been restated from the prior year to include an overrun fee for additional audit-related services, which were billed in June and July of 2021.
(2) Tax fees for 2021 and 2020 represent tax and VAT compliance.
     Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of the Audit Committee, proposes to adopt the following resolution:

RESOLVED, BDO USA, LLP, is appointed as independent registered public accounting firm for the Company for the year ended December 31, 2022, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany is appointed as local statutory auditor for the financial statements and group auditor for the consolidated financial statements for the fiscal year 2022 and as auditor for any review of interim financial reports for the fiscal year 2022 and for any review of interim financial reports for the fiscal year 2023 issued before the 2023 Annual General Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Spark’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Spark’s independent registered public accounting firm, (3) the performance of Spark’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.
Management is responsible for the preparation of Spark’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Spark’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Spark Networks SE for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Spark Networks SE be included in Spark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee further recommended to the Board of Directors the approval of the audited IFRS and stand alone Financials of Spark Networks SE for the fiscal year ended December 31, 2021, which will be made available on the Company’s website, accessible at https://www.spark.net/investor-relations/annual-meeting, following Board approval on or about July 20, 2022.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SPARK NETWORKS SE

PROPOSAL NO. 5

ELECTION OF THE MEMBERS OF THE ADMINISTRATIVE BOARD

    In accordance with Article 43 para. (2), (3) SE Regulation and Sec. 23 of the SE Regulation Implementation Act (“SEAG”) in conjunction with Section 10 (1) sent. 2 of the Company’s Articles of Association (“AoA”) and the resolution of the Annual Meeting of August 11, 2021 (agenda item 6), the Administrative Board consists of eight members elected by the Annual General Meeting.

    All current members of the Administrative Board have been elected to the Administrative Board of Spark Networks SE by the Annual Meeting of August 11, 2021 for a period until the end of the Annual General Meeting that resolves on granting the Administrative Board members discharge for the fiscal year 2021.

    Thus, pursuant to Article 43 para. (2), (3) SE-Regulation, Sec. 23 SEAG in conjunction with Section 10 para. (1) sent. 2 AoA eight new members shall be elected to the Administrative Board.

    Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of its Presiding and Nominating Committee, proposes to adopt, the following resolutions:

    RESOLVED, that the following individuals shall be elected to the Administrative Board of Spark Networks SE, each for a term beginning with the end of this Annual Meeting until the end of the Annual Meeting which resolves on granting the Administrative Board members discharge for the fiscal year 2022, but not longer than for a maximum term of six years from the beginning of their respective term of office:

(1)Eric Eichmann, Managing Director of Spark Networks SE, Munich, Germany; resident in Montclair (New Jersey), USA;

(2)Ulrike Handel, member of the management board of Axel Springer SE, Berlin Germany, Investor (Proptech, Krypto, Adtech), Supervisory and Advisory Board Member (Healthcare, Media Intelligence, Data Mastery, Commerce Tech); resident in Hamburg, Germany;

(3)Bradley J. Goldberg, former executive at Microsoft and PEAK6, Chicago (Illinois), USA; limited partner advisor at NYCA Partners, New York, (New York) USA; resident in Seattle (Washington), USA;

(4)Colleen Birdnow Brown, former CEO of Fisher Communications, Seattle (Washington) USA; member of the board of directors at True Blue Inc., Tacoma (Washington), USA and Big5 Sporting Goods, El Segundo (California) USA; resident in Parker (Colorado), USA;

(5)Michael J. McConnell, former Interim Executive Chairman and Chief Executive Officer of Spark Networks SE, private Investor; resident in La Canada Flintridge (California), USA;

(6)Chelsea Grayson, Executive-in-Residence at Wunderkind (formerly BounceX) New York (New York) USA; member of the boards of directors at Xponential Fitness, Inc., California, USA, Goodness Growth Holdings (formerly Vireo Health International, Inc., Minneapolis (Minnesota), USA) and Loudpack, Greenfield (California), USA; resident in Los Angeles (California), USA;

(7)Bangaly Kaba, Head of Platform Growth at Popshop Live; New York (New York), USA, resident in Belmont (California), USA; and

(8)Joseph E. Whitters, Advisor/Consultant and partner at Frazier Healthcare Partners, Seattle (Washington) USA; resident in Granite Bay (California), USA

    With regard to the Administrative Board members proposed for election, the following information is disclosed pursuant to Sec. 125 para. (1) sent. 5 German Stock Corporation Act:

    The following candidate of the proposed Administrative Board members is a member in another domestic supervisory board the establishment of which is required by law.

Ulrike Handel        Supervisory Board Member at CompuGroup Medical SE & Co KGaA, Koblenz, Germany

    The candidates are members in the following comparable domestic or foreign controlling bodies of commercial enterprises:

Michael J. McConnell	Member of the Board of Directors (Audit Committee) of Vonage Holdings Corp., New Jersey, USA; Member of the Board of Directors of Adacel Technologies Limited, Melbourne, Australia; Member of the Board of Directors of and OneSpan Inc., Chicago (Illinois), USA; Non-executive director at QuickFee, Australia; Chairman of Thorney Investment Group, Australia; Board of directors of Jacob Stern & Sons, Inc, Santa Barbara, USA
Ulrike Handel	Member of the management board of Axel Springer SE, Berlin, Germany; member of the management board of Unicepta GmbH
Bradley G. Goldberg	Member of the Board of Directors of Cellar Tracker, Seattle (Washington), USA
Colleen Birdnow Brown	Member of the Board of Directors of TrueBlue, Inc. ,Tacoma (Washington), USA and Big 5 Sporting Goods Corporation, El Segundo (California), USA
Chelsea Grayson
Member of the Board of Directors, Chair of the Nominating & Corporate Governance Committee and Member of the Audit Committee of Goodness Growth Holdings (formerly Vireo Health) Minneapolis (Minnesota), USA; Member of the Board of Directors and Member of the Audit Committee of Xponential Fitness, Inc., California, USA; Member of the Board of Directors and Member of the Audit Committee of LoudPack Greenfield (California), USA; Member of the Board of Directors, Independent Lead Director and Member of the Audit Committee of iHerb; Member of the Board of Directors and Chair of the Board of Lapmaster Group Holdings, Illinois, USA

Bangaly Kaba	Member of the Board of Directors of Polar, New York (New York), USA
Joseph E. Whitters
Member of the Board of Directors of Orthotic Holdings, Inc Meza (Arizona) USA, and Parata Systems, Durham (North Carolina) USA, Chairman of the Board and member of the Audit Committee at Accuray Incorporated, Sunnyvale (California), USA; Chair of the Audit Committee at Cutera, Inc. Brisbane (California), USA

    In the opinion of the Administrative Board, there are no personal or professional relationships between the proposed candidates and Spark Networks SE, its group companies or the corporate bodies of Spark Networks SE or any shareholder directly or indirectly holding more than 10% of the voting shares in the Company, which an objectively judging shareholder would consider decisive for his election decision.

    The proposals of the Administrative Board observe statutory requirements as well as the objectives determined by the Administrative Board of Spark Networks SE regarding its composition. Furthermore, in the opinion of the Administrative Board, all candidates proposed for election are independent within the meaning of the German Corporate Governance Code (Deutscher Corporate Governance Kodex).

    Short CVs and further information on the candidates for the Administrative Board can be found at the Company’s website at

https://www.spark.net/investor-relations/annual-meeting

    It is intended to let the Annual General Meeting vote on the election of the candidates to the Administrative Board by way of individual ballot.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH MEMBER OF THE ADMINISTRATIVE BOARD.

PROPOSAL NO. 6
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the Annual Meeting, the shareholders are being asked to approve our executive compensation on an advisory basis in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of our Named Executive Officers (the “NEOs”), as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Officer and Director Compensation” in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.
As an advisory vote, the say-on-pay vote is not binding on either the Company or the Board of Directors. However, our Board of Directors values the opinions of our shareholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.
Shareholders are being asked at the Annual Meeting, and the Administrative Board proposes to approve the following resolution pursuant to this proposal:
RESOLVED, that the shareholders of Spark Networks SE approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Officer and Director Compensation” in the Company’s Definitive Proxy Statement for the 2022 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 6.

PROPOSAL NO. 7

RESOLUTION ON THE APPROVAL OF THE COMPENSATION REPORT FOR THE FINANCIAL YEAR 2021

    Under the Act Implementing the Second Shareholders’ Rights Directive (“ARUG II”), which came into force on January 1, 2020, the Administrative Board has to prepare an annual compensation report on the compensation granted and owed in the last financial year to each individual current or former member of the Executive Board and Administrative Board by the company and by companies in the same group.

    Such compensation report must comply with certain requirements of Section 162 German Stock Corporation Act. Under the applicable transitional law, the new provisions of the German Stock Corporation Act on the compensation report must be applied for the first time for the first financial year beginning after December 31, 2020. Therefore, the company had to prepare a compensation report for the first time for the financial year 2021 ended on 31 December 2021.

    The auditor must check whether the compensation report pursuant to Section 162 German Stock Corporation Act contains all the information required by law and has to issue an audit opinion on such audit.
Pursuant to Section 120a para. 4 German Stock Corporation Act, the audited compensation report together with the audit opinion must be submitted to the Annual General Meeting for a decision on its approval. The decision of the Annual General Meeting on the approval of the compensation report is of an advisory nature.

    The Administrative Board has adopted, and hereby submits to the Annual Meeting, a compensation report as described in the Annex to this proposal no. 7.

    Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolutions pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve the compensation report for the fiscal year 2021 as described in the Annex to this proposal no. 7.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 7

ANNEX TO PROPOSAL NO. 7
COMPENSATION REPORT FOR THE FINANCIAL YEAR 2021 PURSUANT TO SECTION 162 GERMAN STOCK CORPORATION ACT

Convenience translation of the original German audit report. Solely the original text in German is authoritative.

Report on the audit of the
remuneration report
for the financial year from
1 January 2021 to
31 December 2021
of
Spark Networks SE
Munich

23

APPENDICES

Compensation Report 2021	Appendix I
Page 1 - 13

Special Terms and Conditions of BDO AG Wirtschaftsprüfungsgesellschaft and General Engagement Terms for Wirtschaftsprüfer (German Public Auditors) and Wirtschaftsprüfungsgesellschaften (Public Audit Firms)
Appendix II
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REPORT ON THE AUDIT OF THE RUMUNERATION REPORT

To Spark Networks SE, Munich

REPORT OF THE INDEPENDENT AUDITOR ON THE AUDIT OF THE REMUNERATION REPORT
PURSUANT TO § 162 (3) AKTG

Audit Opinion

We have formally audited the remuneration report of Spark Networks SE, Munich, for the financial year from January 1, 2021 to December 31, 2021, to determine whether the disclosures pursuant to § 162 (1) and (2) AktG (Aktiengesetz: German Stock Corporation Act) have been made in the remuneration report. In accordance with § 162 (3) AktG, we have not audited the content of the remuneration report.

In our opinion, the accompanying remuneration report complies, in all material respects, with the disclosure requirements pursuant to § 162 (1) and (2) AktG. Our audit opinion does not cover the content of the remuneration report.

Basis for the Audit Opinion

We conducted our audit of the remuneration report in accordance with § 162 (3) AktG and in compliance with the IDW Auditing Standard: The Audit of the Remuneration Report pursuant to § 162 (3) AktG (IDW PS 870 (08.2021)). Our responsibilities under this regulation and this standard are further described in the “Auditor's Responsibilities” section of our auditor’s report. Our audit firm has applied the requirements of the IDW Quality Assurance Standard: Quality Assurance Requirements in Audit Practices (IDW QS 1). We have complied with our professional duties pursuant to the German Public Auditors Act (WPO) and the Professional Charter for Auditors/Chartered Accountants (BS WP/vBP), including the independence requirements.

Responsibilities of the Executive Directors and the Administrative Board

The Executive Directors and the Administrative Board of Spark Networks SE are responsible for the preparation of the remuneration report, including the related disclosures, in compliance with the requirements of § 162 AktG. They are also responsible for internal controls they consider to be necessary to enable the preparation of a remuneration report, including the related disclosures, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities

Our responsibility is to obtain reasonable assurance about whether the remuneration report complies, in all material respects, with the disclosure requirements pursuant to § 162 (1) and (2) AktG, and to issue an auditor’s report that includes our opinion.

We planned and performed our audit to obtain evidence about the formal completeness of the remuneration report by comparing the disclosures made in the remuneration report with the disclosures required by § 162 (1) and (2) AktG. In accordance with § 162 (3) AktG, we have not audited whether the disclosures are correct or individual disclosures are complete or whether the remuneration report is fairly presented.

Consideration of Misleading Representations

In connection with our audit, our responsibility is to read the remuneration report considering the knowledge obtained in the audit of the financial statements and to remain alert for indications as to whether the remuneration report contains misleading representations in relation to the correctness of the content of the disclosures, the completeness of the individual disclosures or the fair presentation of the remuneration report.

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If, based on the work we have performed, we conclude that such a misleading representation exists, we are required to report that fact. We have nothing to report in this regard.

Berlin, June 8, 2022

BDO AG
Wirtschaftsprüfungsgesellschaft

signed Pfeiffer	signed Wirth
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

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APPENDICES

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I.    COMPENSATION REPORT FOR THE FISCAL YEAR 2021
This compensation report describes the remuneration to the acting and former Managing Directors and the members of the Administrative Board of Spark Networks SE (“Spark”, “Company”) during the fiscal year in the period from January 1, 2021 to December 31, 2021. The report explains in detail and individualized the structure and amount of the individual compensation components of the Managing Directors and the remuneration of the Administrative Board members. This compensation report was prepared by the Administrative Board and is based on the requirements of the German Stock Corporation Act and complies with the applicable recommendations of the German Corporate Governance Code (DCGK 2020), unless a deviation has been declared. Clear, comprehensible and transparent reporting is important to both the Executive Board and the Administrative Board.
This compensation report will be submitted to the 2022 Annual General Meeting of Spark Networks SE for approval (advisory vote).

II.    COMPENSATION OF MANAGING DIRECTORS
1.    New compensation system approved by the Annual General Meeting
Pursuant to the newly introduced Section 120a (1) of the German Stock Corporation Act (AktG), the Annual General Meeting of a listed company shall resolve on the approval of the compensation system for the Managing Directors presented by the Administrative Board whenever there is a significant change to the system, but at least every four years. The first resolution had to be passed by the end of the first Annual General Meeting following December 31, 2020.
Against this background, the Administrative Board has adopted a compensation system for the Managing Directors which complies with the requirements of German Stock Corporation Law and which - to the extent that no deviation has been declared pursuant to Section 161 German Stock Corporation Act - is based on the recommendations of the German Corporate Governance Code 2020.
The compensation system for the members of the Management Board was approved by the Annual General Meeting August 11, 2021.
In accordance with statutory requirements, the Administrative Board will apply this compensation system to service contracts with members of the Company's Executive Board which are newly concluded, amended or extended only after the first-time approval of the compensation system by the Annual General Meeting on August 11, 2021 (section 87a (2) of the AktG).
Detailed information on this agm approved new compensation system is available on the Company's website at
https://www.spark.net/ investor-relations/annual-meeting.
2.    Managing Directors in office during fiscal year 2021
During fiscal year 2021 the Managing Directors in office consisted of:
•Erich Eichmann (CEO)
•Gitte Bendzulla (CLO and COO)
•David Clark (CFO since August 2021)
•Bert Althaus (CFO until March 2021).
David Clark joined Spark Networks SE in August 2021 as Chief Financial Officer. Bert Althaus resigned from his position as Managing Director effective March 31, 2021 and subsequently continued as CFO until July 31, 2021.

3.    Compensation system for the members of the Executive Board in office in fiscal year 2021; reference to corporate strategy
The service contracts with the members of the Executive Board in office in fiscal year 2021 were amended and extended or, in the case of Mr. David Clark, newly concluded before the first-time approval of the compensation system by the Annual General Meeting on August 11, 2021. The new compensation system for Managing Directors submitted for approval to the Annual General Meeting on August 11, 2021 is therefore not yet applicable to the Management Board service agreements in place in fiscal year 2021.
Where the compensation report refers to the applicable and relevant compensation system for Managing Directors in accordance with section 162 of the German Stock Corporation Act (AktG), this refers to the compensation system in place when the Management Board Service agreements with the Managing Directors Mr. Eric Eichmann, Ms. Gitte Bendzulla and Mr. David Clark were concluded (hereinafter referred to as the "Applicable Compensation System").
The following is a brief description of the Applicable Compensation System in fiscal year 2021
3.1    Base Salary
The base salary is contractually agreed with each Managing Director and is paid in twelve equal monthly installments at the end of each month.
Together with the other compensation components, the fixed compensation forms the basis for attracting and retaining the highly qualified members of the Executive Board required for the development and implementation of the corporate strategy. The Executive Board's compensation system is an important element of Spark Group's orientation and makes a significant

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contribution to promoting the business strategy and enhancing the operating performance, and thus to the long-term success of the Spark Group, by ensuring that fixed compensation supports sustainable corporate governance. In this context, the fixed compensation is to be commensurate with the skills, experience and tasks of the individual member of the Executive Board.
3.2    Annual Cash Incentives (Short Term Incentive)
The annual cash incentive plan is designed to drive near-term business objectives and strategic priorities, and reward for progress and performance delivered during the current year. The goal with bonuses to the Managing Directors is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that, if attained, result in greater long-term stockholder value.
Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout is capped at 150% of target.

(1) For Mr. Clark, who was appointed during 2021 the actual annual cash incentive was assessed based solely on his individual performance.

3.3    Equity Incentives (Long Term Incentive Program, LTIP)

Long-term incentive awards represent the largest percentage of a Managing Director’s compensation package and they are awarded periodically. Awards are designed to incentivize and reward long-term value creation and stock price appreciation, recognize performance, align interests with those of our shareholders and retain top talent. The Managing Directors of Spark Networks SE shall be encouraged to make a long-term commitment to the Company and to promote sustainable growth and value creation. For this reason, a significant part of their total compensation is linked to the long-term development of the Company’s share price.
The design of the equity-based compensation program is influenced by Spark Networks SE being a German incorporation, although it operates in a manner consistent with other German and U.S. companies of a similar size to Spark Networks SE. Awards take the form of virtual options which are structured to operate in a manner consistent with either stock options or restricted stock.

Vehicle	Operates like	Purpose	Exercise price definition
Market-priced virtual stock options	Stock option	Align with shareholder interests by reward long-term sustainable stock price appreciation	Granted with an exercise price equal to the average closing price of the underlying shares over the five trading days preceding the date of grant
Zero-priced virtual stock options	Restricted stock unit	Align with shareholder interests and support executive retention	In order to operate like a restricted stock unit, awards are granted to operate like whole-value shares and so have no associated exercise price (hence the term ‘zero-priced’)

The LTIP provides for the grant of (virtual) stock options. Each option represents the right to receive, upon exercise, a certain amount in cash determined on the relevant ADS Stock Price of the option minus the strike price of such option; provided, however, that the Company may elect to settle options in ADSs or ordinary shares of Spark Networks SE instead of cash at its sole discretion. As the (virtual) stock options are not necessarily settled in cash only, the grant of such options qualifies as an inflow of assets and compensation granted. However, even though the company can settle awards in cash under the LTIP rules, this feature is not currently used, nor is planned to be used Managing Directors.
The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on a US stock exchange for the period of five trading days prior to such date.
Options granted under the LTIP vest, subject to the Managing Director´s continued service to Spark, as follows: (i) 25% of the total number of options granted to a participant vest 12 months after the grant date of such option, and (ii) an additional 6.25% of such options shall vest at the end of each additional three-month period thereafter until the end of the 48th month after the relevant grant date.

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3.4    Benefits and Perquisites; D&O-Insurance

Managing Directors are eligible to participate in all of the employee benefit plans on terms consistent with the employees in the applicable geography.

Benefit	Eligibility		Key Features
Health & Welfare Insurance Benefits	All full-time US-based employees, including Mr. Eichmann and Mr. Clark	✓	Medical, dental, vision, group life, disability and accidental death and dismemberment insurance, voluntary life and accidental death and dismemberment
	All German-based employees, including Ms. Bendzulla	✓	State or private health and care insurance, state unemployment insurance, state accident insurance
Retirement Benefits	All regular US-based employees, including Mr. Eichmann and Mr. Clark	✓	Employer sponsored 401(k) traditional and Roth retirement Safe Harbor plan
Company match is 100% up to 4% of employee contribution with maximum employee contributions and employer match subject to annual federal limits
	All German-based employees, including Ms. Bendzulla	✓	State pension insurance

The Company includes the Managing Directors in its financial loss liability insurance (D&O insurance) so that the Managing Director is insured in the event of a claim by a third party or by the Company for breaches of duty committed during the performance of his duties to the Company, and any other Associated Companies.

The goal is to create an attractive working environment for the members of the Executive Board so that a success-oriented corporate management can be ensured.

4.    Implementation of the Applicable Compensation System

The Applicable Compensation System was fully implemented and applied in the context of the compensation of the Managing Directors during fiscal year 2021.

5.    Individual compensation of the Managing Directors in the fiscal year 2021 in accordance with Section 162 AktG and application of performance criteria

5.1    Individual Compensation
The following table shows the total compensation (including fringe benefits) for services rendered in all capacities to current and former members of the Executive Board in the past fiscal year 2021 as well as variable compensation components, including the respective relative share in accordance with section 162 of the German Stock Corporation Act (AktG).

In the interest of enhanced understanding and a voluntary disclosure, the following table also shows the total compensation that was earned by the Managing Directors during the fiscal year 2020 ended December 31, 2020; all amounts are reported in EUR (and in US dollars).

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Name Position	Fiscal Year	Salary (fixed)	Bonus (variable)	Option Awards(1) (variable)	Non-equity Incentive Plan Compensation (variable)	All Other Compensation(2) (fixed)	Total	Ratio of variable components
Eric Eichmann Chief Executive Officer	2021	€528,452 ($625,000)	—	—	€63,414 ($75,000)	€41,767 ($49,398)	€633,633 ($749,398)	10.008%
	2020	€547,190 ($625,000)	—	€4,767,090 ($5,444,970)	€262,651 ($300,000)	€38,059 ($43,471)	€5,614,989 ($6,413,441)	89.58%
Gitte Bendzulla(3) Chief Operating Officer and Chief Legal Officer	2021	€240,000 ($283,848)	—	—	€18,144 ($21,459)	€16,226 ($19,191)	€274,371 ($324,498)	6.61%
	2020	€203,333 ($232,247)	—	€543,679 ($620,990)	€60,000 ($68,532)	€15,397 ($17,586)	€822,409 ($939,355)	73.40%
David Clark(4) Chief Financial Officer	2021	€132,791 ($157,052)	—	€486,598 ($575,500)	€66,715 ($78,904)	€13,835 ($16,363)	€699,940 ($827,819)	79.05%
	2020	—	—	—	—	—	—	—%
Bert Althaus(3)(5) (Former) Chief Financial Officer	2021	€131,250 ($155,229)	—	—	€75,000 ($88,703)	€202,478 ($239,471)	€408,728 ($483,403)	18.35%
	2020	€225,000 ($256,995)	—	€607,871 ($694,310)	€75,000 ($85,665)	€14,303 ($16,337)	€922,174 ($1,053,307)	74.05%
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2021 and 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Managing Directors from the options.
(2) The amounts reported in the All Other Compensation column include health and welfare insurance benefits, retirement benefits, and severance.
(3) The amounts reported have been converted into US Dollars based on the average exchange rate of 1.1827 and 1.1422 for 2021 and 2020, respectively.
(4) Mr. Clark was appointed as Chief Financial Officer in August 2021.
(5) Mr. Althaus departed as Chief Financial Officer in July 2021. Severance of $229,148 earned by Mr. Althaus in 2021, including his remaining contractual gross fixed salary through September 31, 2021, is reflected in the All Other Compensation column.

5.2    Base Salaries and other compensation arrangements
Base salaries for the Managing Directors are established based on the scope of their responsibilities and are reviewed on an annual basis and increase, if any are similar in scope to the overall corporate salary increase. The base salary was paid in twelve equal monthly installments and salaries did not increase in 2021.

Name	2021 Base Salary	2020 Base Salary	Increase
Eric Eichmann (1)	€528,452 ($625,000)	€547,190 ($625,000)	0%
David Clark (2)	€338,209 ($400,000)	n/a	n/a
Gitte Bendzulla (3)	€240,000	€240,000	0%
Bert Althaus(4)	€225,000	€225,000	0%

(1) Mr. Eichmann’s salary comprises $525,000 under his employment agreement with Spark Networks, Inc., also referred to as the “Eichmann Employment Agreement” and $100,000 under his employment agreement with Spark Networks, SE, also referred to as the “Eichmann Executive Director Service Agreement”. For the purpose of this Compensation Report the combined value is referred to as base salary.
(2) Mr. Clark was appointed effective August 10, 2021 and this represents his annual salary. Mr. Clark’s salary comprises $340,000 under the employment agreement with Social Net, Inc., and $60,000 with Spark Networks SE. For the purpose of this Compensation Report the combined value is referred to as base salary.
(3) 2020 salary reflects Ms. Bendzulla’s salary on appointment to her role as COO on December 1, 2020.
(4) Mr. Althaus departed as Chief Financial Officer in July 2021.

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5.2.1    Eric Eichmann
On November 19, 2019, Spark Networks SE’s wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Mr. Eichmann (the “Eichmann Employment Agreement”) with respect to his employment as Chief Executive Officer of Spark Networks, Inc. The Eichmann Employment Agreement provides for an annual base salary of $525,000 and an annual target bonus amount of not less than $300,000. Pursuant to the Eichmann Employment Agreement, if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board. Spark Networks, Inc. will reimburse Mr. Eichmann for ordinary course expenses incurred in connection with travel between the Berlin, Germany and New York, New York, and for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.
Also on November 19, 2019, Spark Networks SE entered into an executive director service agreement with Mr. Eichmann (the “Eichmann Executive Director Service Agreement”) pursuant to which Mr. Eichmann has an annual base salary of $100,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of the Eichmann Executive Director Service Agreement is four years and six months.

5.2.2    Gitte Bendzulla
Ms. Bendzulla has entered into an employment agreement with Spark Networks which provides for an annual fixed compensation (base salary) and an annual performance award (annual bonus) with a target amount of 30% of her then current fixed gross annual salary. The relevant goals shall be established annually by the Administrative Board after consultation with Ms. Bendzulla. The final amount of the bonus shall be determined annually by the Administrative Board based on achievement of the established goals at the same time as the annual financial statements of Spark Networks are approved by Spark Networks’ auditors. The annual bonus, if any, shall be due and payable at the end of the month following such approval of the annual financial statements. Upon termination of employment, the agreement provides that Ms. Bendzulla may not compete with Spark Networks for one year provided that Spark Network pays Ms. Bendzulla during such period an amount equal to 50% of her total remuneration most recently received by her. Spark Networks shall be entitled to waive this non-compete covenant by written declaration at any time, including after the service relationship, with the effect that Ms. Bendzulla is released of the obligations immediately, and Spark Networks shall be free of the obligation to pay compensation with immediate effect starting from the date of declaration. Ms. Bendzulla is further entitled to receive a severance payment in the amount equal to six months of her base salary, plus the pro rata portion of her annual bonus for such year assuming achievement at the 100% level. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Ms. Bendzulla’s current base salary is €240,000 and her annual bonus target amount is €72,000.

5.2.3    David Clark
Mr. Clark’s employment agreement with Spark Networks provides for a base salary at an annual rate of $340,000 and an annual bonus with a target amount of not less than 50% of his annual base salary based on the achievement of individual and Company performance goals to be determined by the Board. In the event that Spark Networks terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation, and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

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Also in connection with Mr. Clark’s hiring, Spark Networks SE entered into an executive director service agreement with Mr. Clark pursuant to which Mr. Clark has an annual base salary of $60,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of such agreement is in accordance with the German Corporate Governance Codex limited to 3 years.

5.2.4    Bert Althaus
In connection with Mr. Althaus’ departure from the Company, the Company and Mr. Althaus entered into a termination agreement (the “Termination Agreement”) pursuant to which Mr. Althaus resigned from his position as a Managing Director, effective as of March 31, 2021, but would remain employed by the Company as Chief Financial Officer until September 30, 2021 (the “Termination Date”) in order to facilitate a transition of his duties and job responsibilities. In addition, pursuant to the Termination Agreement, Mr. Althaus received (i) his contractual gross fixed salary until the Termination Date, (ii) a bonus in the amount of EUR 75,000 for the year 2020 and (iii) a severance payment of EUR 156,250. The Termination Agreement also provided that (virtual) share options granted to Mr. Althaus under the Company’s 2020 Long Term Incentive Plan shall continue to vest until July 31, 2021, and Mr. Althaus shall be entitled to retain all virtual share options vested but not yet exercised as of July 31, 2021. Mr. Althaus departed as Chief Financial Officer in July 2021.

5.3    Variable compensation, target achievement and application of performance criteria

5.3.1    Annual Cash Incentives (Short Term Incentive)
Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout is capped at 150% of target.

(1) For Mr. Clark, who was appointed during 2021 the actual annual cash incentive was assessed based solely on his individual performance.

(a)    Financial Performance
The metrics approved for 2021 were revenue and adjusted EBITDA, reflecting the Company’s priorities of driving shareholder value while ensuring continuing to meet the Company’s debt covenants. Spark Networks SE seeks to establish goals that are rigorous, and appropriately align pay with performance, while not incentivizing excessive risk taking. Each metric has a threshold, target and maximum performance goal associated with it, and a corresponding level of payout.

Metric	Weight	Threshold (50% Payout)	Target (100% Payout	Maximum (150% payout)	Actual	Achieved Payout (% of target)
Revenue (M)	50%	€203 ($240)	€211 ($250)	€220 ($260)	€183 ($217)	0%
Adjusted EBITDA (M)(1)	50%	€29 ($34)	€31 ($37)	€34 ($40)	€28 ($33)	0%
Total						0%

(1) Spark makes adjustments to U.S. GAAP financial measures for purposes of this performance metric to ensure that results properly reflect management contributions.

As a result of financial performance failing to reach the threshold performance goals, no payment was earned by the Managing Directors in respect of this component for fiscal year 2021.

(b)    Individual Performance
Spark Networks SE believes that it is also important to incentivize and reward for performance in areas of strategic importance specific to each executive’s role. Objectives are established and approved by the Nomination, Governance and Compensation Committee (NGCC) in the first quarter and are intended to reflect drivers of future financial performance. Performance goals are both quantitative and qualitative and reflect areas such as product development, customer satisfaction and human capital management.

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Spark continued to navigate a challenging macro environment during 2021 with the prolonged effects of COVID-19 disrupting factors such as customer behavior and increased levels of employee turnover as companies battled ‘The Great Resignation’. However, the Company still hit a number of notable achievements and onboarded new senior leaders, including Mr. Clark as Chief Financial Officer. These achievements as they relate to each Managing Director’s goals are summarized below, along with the overall achieved percentage as determined by the NGCC.

Name	Overview of Goal Areas	Key Achievements	Achieved Payout (% of Target)
Eric Eichmann	1.Develop and clarify corporate strategy 2.Progress product portfolio 3.Define and execute on senior talent development plans	•Developed a board-approved strategy with targeted customer segments focused on growth and prioritizing shareholder value creation •Launched two new and differentiated social features on Zoosk in 2021 •Closed gaps on Zoosk and Elite that drove performance improvements, a heightened user experience leading to revenue improvements •Drove half of the full-year revenue through focused product-revenue initiatives •Successfully onboarded key senior leaders during the year •Restructured commercial organization to drive greater efficiencies •Maintained employee satisfaction at 90%	83%
David Clark	1.Build FP&A group 2.Reconsider Spark’s tax, IR and internal audit/SOX to increase effectiveness and reduce costs 3.Initiate new re-finance process	•Refreshed Investor Relations function and strategy, resulting in improved quality of service and lower associated cost •Completed activities that resulted in reduced tax costs and improved our tax strategy capabilities •Initiated an assessment of operational capacities, key processes and financial policies to identify future opportunities for improvement •Initiated refinance process on time in an effective manner	100%
Gitte Bendzulla	1.Develop the COO organization 2.Improve business-driven value 3.Drive improved accountability and governance processes
•Build Cyber Security Organization, stabilized technical capabilities and driving company wide awareness of Cyber Security Threats
•Established company-wide performance management and rolled our comprehensive Learning- and Development Program
•Initiated company wide diversity program
•Grew inhouse legal capabilities and implemented company – wide Contract Management, IP Management system
•Drove further efficiencies and enhanced responsibilities at Customer Care resulting in CSat score across all brands.
•Stabilized Board Governance and Compliance catering for German and US legal specifics
•Mitigated company’s risk profile by implementing proactive monitoring regulatory developments
			84%

In summary, based on the performance and accomplishments summarized above, the NGC Committee approved the following annual incentive payouts for 2021.

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Name	Target Cash Incentive	Actual Cash Incentive	Actual (% of Target)
Eric Eichmann	€253,657 ($300,000)	€63,414 ($75,000)	25%
David Clark (1)	€66,715 ($78,904)	€66,715 ($78,904)	100%
Gitte Bendzulla	€72,000	€18,144	25%
Bert Althaus	€0	€0	0%

(1) Mr. Clark’s target incentive opportunity of $200,000 was pro-rated to reflect his service during the year, with his actual annual cash incentive based solely on his individual performance.

5.3.2    Equity Incentives (Long Term Incentive Program, LTIP)
The LTIP provides for the grant of (virtual) stock options which operate like stock options (or restricted stock units). Each option represents the right to receive, upon exercise, a certain amount in cash determined on the relevant ADS Stock Price of the option minus the strike price of such option; provided, however, that the Company may elect to settle options in ADSs or ordinary shares of Spark instead of cash at its sole discretion.
The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on the stock exchange for the period of five trading days prior to such date.
Mr. Eichmann, Ms. Bendzulla and Mr. Althaus did not receive any equity grants during 2021. Following his appointment, in August 2021 Mr. Clark received an award of 200,000 virtual stock options with an exercise price of $3.77 per ADS, and an award of 100,000 zero-priced virtual stock options. Both of Mr. Clark’s awards vest in accordance with the schedule summarized above consistent with the other Managing Directors.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2021 (1)
	Number	Value (1)	Number	Value (1)
Eric Eichmann	0	$0	0	$0	$0
David Clark	200,000	€226,177 ($267,500)	100,000	€260,421 ($308,000)	€486,598 ($575,500)
Gitte Bendzulla	0	$0	0	$0	$0
Bert Althaus	0	$0	0	$0	$0
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.
In the interest of enhanced understanding and a voluntary disclosure, the table below summarizes the awards made in 2020 to Mr. Eichmann and Ms. Bendzulla who were serving named executive officers on December 31, 2021.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2020 (1)
	Number	Value (1)	Number	Value (1)
Eric Eichmann	833,000	€2,282,691 ($2,607,290)	449,000	€2,484,399 ($2,837,680)	€4,767,090 ($5,444,970)
Gitte Bendzulla (2)	132,000	€331,203 ($378,300)	42,000	€212,476 ($242,690)	€543,679 ($620,990)
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.
(2) Reflects the aggregate value of grants made to Ms. Bendzulla during 2020.

The average equity mix for the three Managing Directors as of December 31, 2021, was 52% in the form of market-priced virtual stock options, with the remaining 48% in the form of zero-priced virtual stock options, which operate like RSUs.

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5.3.3    Outstanding Equity Awards at 2021 Fiscal Year-End Table
The table below sets forth certain information regarding the outstanding equity awards held by the Managing Directors of December 31, 2021.

	Option Awards
			Option Awards			Zero Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Expiration Date
Eric Eichmann	1/21/20	1/31/20	364,439	468,561	4.88	28,063	252,561	2/28/27
Chief Executive Officer
Gitte Bendzulla	1/21/20	1/31/20	39,375	50,625	4.88	1,813	16,311	2/28/27
Chief Operating Officer
and Chief Legal Officer	11/30/20	11/30/20	10,500	31,500	4.33	3,250	9,750	12/31/27
David Clark	8/31/21	8/31/21	—	200,000	3.77	—	100,000	9/30/28
Chief Financial Officer
Bert Althaus	1/21/20	1/31/20	50,626	—	4.88	—	—	2/28/27
Former Chief Financial Officer

Options Exercises and Stock Vested

In the interest of enhanced understanding and a voluntary disclosure, the table below summarizes the number of shares acquired by the Managing Directors as a result of the (virtual) stock option exercise in fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Eichmann	91,850	€309,755 ($366,347)	—	—
Gitte Bendzulla	6,215	€24,978 ($29,542)	—	—
David Clark	—	—	—	—
Bert Althaus	9,016	€36,093 ($42,687)	—	—

(1) Represents the net shares acquired
(2) Value realized on exercise is based on the difference between the closing price of Spark Networks SE common shares on the date of share transfer and the exercise price.

6.    Disclosures pursuant to Section 162 (2) AktG: Benefits in the event of premature termination activity

6.1    Erich Eichmann
The Eichmann Employment Agreement provides if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service

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agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board.

6.2    Gitte Bendzulla
In case of a termination of her employment by Spark Networks, Ms. Bendzulla is further entitled to receive a severance payment equal to the amount of her remuneration entitlement for six equal installments of her base salary plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In the event of enforcement of the non-competition clause contained in Ms. Bendzulla employment contract, Ms. Bendzulla will receive compensation amounting to 50% of the basic remuneration received by her for a period of six months.

6.3    David Clark
In the event that Spark Networks SE terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

7.    Other mandatory disclosures pursuant to Section 162 (1) and (2) AktG
None of the service agreements of the Managing Directors who were in office during the fiscal year 2021 provide for malus- and clawback provisions that would allow to reclaim or reduce variable components of the Executive Board compensation.
None of the Executive Board members were promised any benefits by a third party in respect of their activities as Executive Board members or granted any such benefits in fiscal year 2021.
There were no deviations from the authoritative compensation system - beyond the differences between the respective Executive Board service contracts described. As a precaution, it is pointed out that the Executive Board service contracts in place in fiscal year 2021 do not yet correspond or have not yet corresponded to the compensation system for Managing Directors submitted to the Annual General Meeting for approval last year.
The relevant compensation system does not contain any provisions on maximum compensation, compliance with which would have to be reported.

III.    ADMINISTRATIVE BOARD COMPENSATION
1.    Compensation System for the Administrative Board
The compensation system and the specific compensation for the members of the Administrative Board are defined by the Annual Meeting which, in accordance with Section 38 para. (1) SEAG in conjunction with Section 113 para. (3) German Stock Corporation Act, adopts a resolution on the compensation of the members of the Administrative Board at least every four years.
The compensation system for the members of the Administrative Board of Spark Networks SE as determined in Section 16 of the Articles of Association of Spark Networks SE.

“(1)    The members of the Administrative Board shall receive a fixed remuneration for each full fiscal year of Administrative Board membership. This remuneration amounts to EUR 80,000 for each Administrative Board member. The fixed remuneration shall be increased by the amounts set out below for serving on the following positions:

(i) EUR 40,000 for the Chairman of the Administrative Board, (ii) EUR 20,000 for the Vice Chairman, (iii) EUR 18,000 for the Chairman of the Presiding and Nominating Committee, (iv) EUR 10,000 for other members of the Presiding and Nominating Committee, (v) EUR 20,000 for the Chairman of the Audit Committee and (vi) EUR 12,500 for other members of the Audit Committee.

If a member of the Administrative Board serves on several of the above positions, the respective increase amounts shall apply cumulatively. Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director.”

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Detailed information on the new compensation system is available on the Company's website at https://www.spark.net/ investor-relations/annual-meeting.

2.    Contribution of compensation to the promotion of the business strategy and long-term development
The compensation system for the members of the Administrative Board is based on the legal requirements and takes into account the recommendations and suggestions of the German Corporate Governance Code (as amended last on 16 December 2019).
Spark Networks SE pursues a long-term perspective in its entrepreneurial activities. In the course of continuous development, added value shall be created – for shareholders, employees, customers and for the company itself.
3.    Compensation components
Under the compensation system, the fixed compensation of Administrative Board members is increased depending on the office held on the Administrative Board and/or its committees.

The compensation system of the Administrative Board members can be summarized as follows:

Compensation Component		Description
Fixed compensation		•Chairman: EUR 120,000 •Vice Chairman: EUR 100,000 •Ordinary member: EUR 80,000
Committee Compensation	Nominating, Governance and Compensation Committee	•Chairman: EUR 18,000 •Ordinary member: EUR 10,000
	Audit Committee	•Chairman: EUR 20,000 •Ordinary member: EUR 12,500
Other		•Reimbursement for all out-of-pocket expenses and for the sales tax payable on out-of-pocket expenses and compensation •Financial loss liability insurance (D&O insurance) coverage

3.1    Fixed compensation
The yearly fixed compensation amounts to EUR 80,000 for every ordinary member of the Administrative Board, increased by EUR 40,000 for the Chairman of the Administrative Board and by EUR 20,000 for the Vice Chairman. As of now, the yearly basic compensation amounts to EUR 80,000 for ordinary members, EUR 120,000 for the Chairman and EUR 100,000 for the Vice Chairman.
3.2    Function surcharges (chairing and committee compensation)
Additional committee compensation for chairing and vice chairing the Administrative Board as well as chairing committees and membership in committees serve to reflect the work intensity and the time required for the respective activity.
The Administrative Board has currently established two committees, the Nominating, Governance and Compensation Committee (NGCC) and the Audit Committee.
Experience has shown that next to chairing or vice chairing the Administrative Board also membership in the NGCC as well as in the Audit Committee involves a significantly higher amount of preparation and work, both in terms of quality and quantity which leads to a higher work intensity. This is even more so if a person assumes the position of Chairman in a committee.
For this reason, the Administrative Board considers correspondingly staggered function surcharges as set out above to be appropriate.
3.3    No double compensation for Managing Directors being members of the Administrative Board
Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director. This applies to Mr. Eric Eichmann who is also a member of the Administrative Board.
3.4    Due date, pro rata payment
The compensation of the members of the Administrative Board is due for payment in four equal installments, each due after the expiration of a quarter.
Administrative Board members who are part of the body or a committee of the Administrative Board for only part of a fiscal year, or who hold the office of Chairman or Vice Chairman of the Administrative Board or Chairman of a committee for only part of a fiscal year, shall receive corresponding pro rata compensation.
3.5    Reimbursement of expenses
In addition to their fixed compensation, the Company reimburses the members of the Administrated Board for any reasonable expenses incurred in exercising their Administrative Board mandate as well as any sales tax payable on their compensation and expenses.
3.6    D&O insurance
The members of the Administrative Board are appropriately included in a financial loss liability insurance for board members in the interest and at the expense of the Company.

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4.    Administrative Board Compensation in fiscal year 2021
The following table sets forth the compensation earned by or paid to the non-executive members of the Administrative Board for services provided during the year ended December 31, 2021. Other than as described below, none of those members of the Administrative Board received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of the Administrative Board) or any equity or non-equity awards in the year ended December 31, 2021. Amounts are converted from the policy values set out above into US Dollars based on the average 2021 exchange rate of 1.1827.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Axel Hefer	€92,500 ($109,400)	—	€92,500 ($109,400)
Bangaly Kaba(2)	€35,081 ($41,490)		€35,081 ($41,490)
Bradley J. Goldberg	€118,000 ($139,559)	—	€118,000 ($139,559)
Colleen Birdnow Brown	€107,796 ($127,490)	—	€107,796 ($127,490)
Chelsea A. Grayson	€92,500 ($109,400)	—	€92,500 ($109,400)
Cheryl Michel Law(3)	€54,919 ($64,953)		€54,919 ($64,953)
David Khalil	€114,409 ($135,312)	—	€114,409 ($135,312)
Joseph E. Whitters(4)	€38,978 ($46,099)	—	€38,978 ($46,099)
(2) Bangaly Kaba was appointed to the Board of Directors on August 11, 2021.
(3) Cheryl Michel Law was a Director of the Board until August 10, 2021.
(4) Joseph E. Whitters was appointed to the Board of Directors on August 11, 2021.

IV.    COMPARATIVE PRESENTATION OF THE ANNUAL CHANGE IN THE COMPENSATION OF THE MEMBERS OF THE EXECUTIVE BOARD AND THE ADMINISTRATIVE BOARD WITH THE DEVELOPMENT OF EARNINGS AND THE AVERAGE COMPENSATION OF EMPLOYEES PURSUANT TO SECTION 162 (1) NO. 2 AKTG
The following table shows the annual change in the compensation of the Managing Directors and members of the Administrative Board in comparison to the Company's earnings performance and the compensation of employees on a full-time equivalent basis pursuant to Section 162 AktG.

		Annual change 2021 vs. 2020
	Compensation for fiscal year 2021 in € (and $)	in € (and $)	in %
Managing Directors
Erich Eichmann	€633,633 ($749,398)	-€4,981,356 (-$5,664,043)	-89%
David Clark	€699,940 ($827,819)	n/a	n/a
Gitte Bendzulla	€274,371 ($324,498)	-€548,038 (-$614,857)	-67%
Bert Althaus	€408,728 ($483,403)	-€513,446 (-$569,904)	-56%
Members of the Administrative Board
Axel Hefer	€92,500 ($109,400)	€+36,058 ($+44,932)	+64%
Bangaly Kaba	€35,081 ($41,490)	n/a	n/a
Bradley J. Goldberg	€118,000 ($139,559)	€+47,884 ($+59,473)	+68%
Colleen Birdnow Brown	€107,796 ($127,490)	€+44,870 ($+55,616)	+71%
Chelsea A. Grayson	€92,500 ($109,400)	€+53,537 ($+64,897)	+137%
Cheryl Michel Law(1)	€54,919 ($64,953)	€+689 ($+3,011)	+1%
David Khalil	€114,409 ($135,312)	€+36,297 ($+46,093)	+46%
Joseph E. Whitters(2)	€38,978 ($46,099)	n/a	n/a
Employees
Average employee compensation of the Group	€78,247	€-7,454	-9%
Earning Performance Spark Networks SE	(in thousands € ($))
Net profits of the Group	€-54,514 ($-64,474)	€-9,808 ($-13,411)	-26%
Net profits of the Company	€-14,725	€-3,671	-33%
(1) Cheryl Michel Law was a Director of the Board until August 10, 2021.
(2) Joseph E. Whitters was appointed to the Board of Directors on August 11, 2021.

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The compensation of the Managing Directors and members of the Administrative Board as set forth in the table above shows the compensation earned for fiscal year 2021.
Where members of the Executive or Administrative Board were remunerated on a pro rata basis in individual fiscal years, for example because they joined the Company during the year, the compensation for this fiscal year was extrapolated to a full year in order to ensure comparability.
The comparison with the development of average employee compensation is based on the average compensation of the Spark-Group workforce. The remuneration of all employees excluding executive employees within the meaning of Section 5 (3) of the German Works Council Constitution Act (BetrVG) was taken into account for such comparisons. To ensure comparability, the compensation of part-time employees was extrapolated to full-time equivalents.

***

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PROPOSAL NO. 8

RESOLUTION ON THE CANCELLATION OF THE AUTHORIZED CAPITAL 2017 PURSUANT TO SECTION 4 PARA. 3 OF THE ARTICLES OF ASSOCIATION AND ON THE CREATION OF A NEW AUTHORIZED CAPITAL 2022 WITH THE POSSIBILITY OF EXCLUDING SHAREHOLDERS’ SUBSCRIPTION RIGHTS AND THE CORRESPONDING AMENDMENT OF SECTION 4 OF THE ARTICLES OF ASSOCIATION

    The Company’s Annual Meeting of October 25, 2017 created an authorized capital in the original amount of EUR 640,000.00 that can be utilized by the Administrative Board until October 31, 2022 on one or several occasions to increase the Company’s share capital against contributions in cash and/or in kind (Authorized Capital 2017). Having been utilized partially, the Authorized Capital 2017 still amounts to EUR 593,481.00. However, the Authorized Capital 2017 will expire on 31 October 2022.

    Further, the Company’s Annual Meeting of July 29, 2020 created an authorized capital in the original amount of EUR 266,138.00 that can be utilized by the Administrative Board until July 28, 2025 on one or several occasions to increase the Company’s share capital against contributions in cash and/or in kind (Authorized Capital 2020/I). The Authorized Capital 2020/I has not been utilized, yet.

    The Company relies significantly on being able to cover its financial requirements quickly and flexibly in the future, to react quickly to market conditions and to increase its equity as well as to be able to provide shares in the context of a capital increase for contributions in kind. In this context, the availability of financing instruments is of particular importance, irrespective of the interval of the Annual General Meetings, as the point in time at which corresponding funds need to be raised cannot always be determined in advance. Accordingly, decisions to cover such capital requirements generally have to be made at short notice. In addition, any transactions can often only be carried out successfully in competition with other companies if secured financing instruments are already available at the time negotiations begin. The legislator has taken account of the resulting need of companies and grants stock corporations and SEs the possibility of authorizing the board, for a limited period and limited in amount, to increase the share capital without a further resolution by the General Meeting. Against this background, common reasons for using authorized capital are to strengthen the equity base and to finance acquisitions of shareholdings.

    In order to ensure that the Company remains in a position to cover its financial needs flexibly, react quickly to market conditions and increase its equity or to provide shares in the context of a capital increase against contributions in kind or in connection with granting shares to executives or employees under the Company’s Long Term Incentive Plan, Authorized Capital 2017 shall be cancelled and, instead, a new authorized capital shall be created in Section 4 para. (3) of the Articles of Association in the amount of EUR 1,064,554.00

    Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution pursuant to this proposal:

    RESOLVED, that the shareholders of Spark Networks SE approve and adopt the following resolution:

    a)    Cancellation of the Authorized Capital 2017 pursuant to Section 4 para. 3 of the Articles of Association
The Authorized Capital 2017 pursuant to Section 4 para. 3 of the Articles of Association shall be cancelled with effect from the registration of the Authorized Capital 2022, insofar as Authorized Capital 2017 has not been used at the time this cancellation takes effect.

    b)    Creation of a new Authorized Capital 2022
The Administrative Board shall be authorized to increase the Company’s share capital on or before 29 August 2027 by not more than in total EUR 1,064,554.00 (in words: one million sixty-four thousand five-hundred fifty four Euro) by issuing up to 1,064,554 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2022).
The Administrative Board shall be authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from Sec. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the Annual General Meeting has not yet resolved on the profit participation for such fiscal year when the new shares are issued.

    As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of Sec. 186 (5) sentence 1 German Stock Corporation Act.

    However, the shareholders’ subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2022:

        aa)    The Administrative Board shall be authorized to exclude shareholders’ subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term “stock exchange price” may also refer to the price of an ADS listed on the Nasdaq (or NYSE American LLC and any other similar stock exchange), multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2022 on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively “bonds”), provided that the corresponding bonds are issued during the term of the Authorized Capital 2022 in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders’ subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2022 on the basis of other capital measures excluding shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act.

        bb)    The Administrative Board shall further be authorized to exclude shareholders’ subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.

        cc)    Furthermore, the Administrative Board shall be authorized to exclude the shareholders’ subscription rights regarding fractional amounts and also to exclude the shareholders’ subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.

        dd)    Additionally, the Administrative Board shall be authorized to exclude the shareholders’ subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims, also against the Company or its subsidiaries.

    The Administrative Board shall be authorized to amend the wording of the Articles of Association accordingly after utilization of Authorized Capital 2022 or expiry of the period for utilization of Authorized Capital 2022 and to resolve amendments to the Articles of Association if such amendments only relate to the wording.

    c)    Amendment of Section 4 para. 3 of the Articles of Association

    Section 4 para. 3 of the Articles of Association is revised and restated as follows:

    “(3)    The Administrative Board is authorized to increase the Company’s share capital on or before 29 August 2027 by not more than in total EUR 1,064,554.00 (in words: one million sixty-four thousand five-hundred fifty four Euro) by issuing up to 1,064,554 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2022). The Administrative Board is authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from Sec. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the General Meeting of Shareholders has not yet resolved on the profit participation for such fiscal year when the new shares are issued.

    As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of Sec. 186 (5) sentence 1 German Stock Corporation Act.

    However, the shareholders’ subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2022:

a)    The Administrative Board is authorized to exclude shareholders’ subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision, at an issue price which is not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term “stock exchange price” may also refer to the price of an American Depository Share (“ADS”) listed on the Nasdaq (or NYSE American LLC and any other similar stock exchange), multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2022 on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively “bonds”), provided that the corresponding bonds are issued during the term of the Authorized Capital 2021 in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders’ subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2022 on the basis of other capital measures excluding shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act.
b)    The Administrative Board is further authorized to exclude shareholders’ subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.
c)    Furthermore, the Administrative Board is authorized to exclude the shareholders’ subscription rights regarding fractional amounts and also to exclude the shareholders’ subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.
d)    Additionally, the Administrative Board is authorized to exclude the shareholders’ subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims, also against the Company or its subsidiaries.

The Administrative Board is authorized to amend the wording of the Articles of Association accordingly after utilization of Authorized Capital 2022 or expiry of the period for utilization of Authorized Capital 2022 and to resolve amendments to the Articles of Association if such amendments only relate to the wording.“

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 8.

ANNEX TO PROPOSAL NO. 8
REPORT OF THE ADMINISTRATIVE BOARD ON THE AUTHORIZATIONS OF THE ADMINISTRATIVE BOARD MENTIONED IN AGENDA ITEM 9 TO EXCLUDE SUBSCRIPTION RIGHTS PURSUANT TO SEC. 203 (2) SENTENCE 2 IN CONJUNCTION WITH SEC. 186 (4) SENTENCE 2 GERMAN STOCK CORPORATION ACT
    In agenda item 8, the Administrative Board proposes the creation of a new Authorized Capital 2022 with the possibility to exclude subscription rights. Hereby, the Administrative Board submits the following report pursuant to Sec. 203 (2) sentence 2 in conjunction with Sec. 186 (4) sentence 2 German Stock Corporation Act:
    The Administrative Board is of the opinion that it is reasonable to continue enabling the Company to increase the share capital on short notice, also under exclusion of subscription rights, in order to give the Company flexibility for further growth and potential opportunities for acquisitions, which may arise, as well as for continuously incentivizing executives and employees via the Company’s Long Term Incentive plan. Therefore, it is intended to cancel the Authorized Capital 2017 and to adopt a new Authorized Capital 2022.
    The Company relies significantly on being able to cover its financial requirements quickly and flexibly in the future, to react quickly to market conditions and to increase its equity as well as to be able to provide shares in the context of a capital increase for contributions in kind. In this context, the availability of financing instruments is of particular importance, irrespective of the interval of the Annual General Meetings, as the point in time at which corresponding funds need to be raised cannot always be determined in advance. Accordingly, decisions to cover such capital requirements generally have to be made at short notice. In addition, any transactions can often only be carried out successfully in competition with other companies if secured financing instruments are already available at the time negotiations begin. The legislator has taken account of the resulting need of companies and grants stock corporations and SEs the possibility of authorizing the board, for a limited period and limited in amount, to increase the share capital without a further resolution by the General Meeting. Against this background, common reasons for using authorized capital are to strengthen the equity base and to finance acquisitions of shareholdings.
    With the proposed Authorized Capital 2022, the Administrative Board of Spark Networks SE will – at any time – be able to adapt the equity base of Spark Networks SE as required by business within the aforementioned limits and to act swiftly and flexibly in the interest of the Company. To be able to do so, the Company must always have the necessary financing instruments available, regardless of specific utilization plans. By creating the Authorized Capital 2022, the Administrative Board is authorized to increase the Company’s share capital once or several times until 29 August 2027 by up to in total EUR 1,064,554.00 (in words: one million sixty-four thousand five-hundred fifty four Euro) against cash and/or contributions in kind by issuing up to 1,064,554 new registered shares (Authorized Capital 2022).
    When utilizing the Authorized Capital 2022, shareholders are generally entitled to a subscription right. Pursuant to Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (5) German Stock Corporation Act, the new shares can also be taken over by one or several credit institutions that must undertake to offer them to the shareholders for subscription (“indirect subscription right”). In this context, the Administrative Board shall be allowed to design the subscription right partly as an immediate subscription right and otherwise as an indirect subscription right. The proposed authorization provides that the Administrative Board – in accordance with statutory provisions – may exclude the shareholders’ subscription right, in whole or in part, in the cases described below.

Exclusion of subscription rights for fractional amounts
    The Administrative Board shall be authorized to exclude the shareholders’ subscription right for fractional amounts. Such exclusion of the subscription right shall enable a practicable subscription process and, thus, facilitate the technical implementation of a capital increase. The value of the fractional amounts is generally low, but the expenses for issuing shares without excluding the subscription right for fractional amounts is usually much higher. With respect to fractional amounts, the costs associated with trading in subscription rights would be out of proportion to the shareholders’ actual benefits. The new shares, which – as so-called “free fractions” – are excluded from the shareholders’ subscription right, will be used in the Company’s best interest. The exclusion of the subscription right in these cases, thus, serves the practicability of, and facilitates, the execution of an issuance of new shares.

Exclusion of subscription rights in case of capital increases by way of contribution in kind
    The Administrative Board shall also be authorized to exclude the shareholders’ subscription right in case of a capital increase against contributions in kind, in particular in connection with mergers of companies or the (also indirect) acquisition of companies, operations, parts of companies, participations or other assets or claims for the acquisition of assets including claims against the company or its group companies. This is to enable Spark Networks SE to quickly and flexibly offer shares in the Company in appropriate cases in order to fulfill claims arising from the preparation, execution, implementation or settlement of contractual or statutory acquisitions as well as mergers.
    Spark Networks SE needs to be able to act quickly and flexibly in the interest of its shareholders at any time. This includes acquiring companies, operations, parts of companies, participations or other assets in connection with an acquisition in order to improve its market position. It may be reasonable or even necessary to grant shares as transaction consideration in order to preserve liquidity or to meet the sellers’ expectations. Granting shares as consideration instead of cash may also make sense from the perspective of an optimal financing structure. Since the emission of shares against a contribution in kind requires that the value of such contribution in kind be in due proportion to the value of the shares, no disadvantages arise for the Company. When determining the valuation ratio, the Administrative Board has to make sure to protect the interests of the Company and of its shareholders appropriately and to achieve an adequate issue price for the new shares. In general, the Company’s stock exchange listing gives every shareholder the opportunity to maintain or increase their participation quota by acquiring additional shares or ADSs on the stock exchange, which can also be exchanged for shares.

Exclusion of subscription rights in case of capital increases for cash pursuant to Sec. 186 (3) sentence 4 German Stock Corporation Act
    In case of cash capital increases, the Administrative Board shall be authorized to exclude the subscription right pursuant to Sec. 203 (1) sentences 1 and 2, 186 (3) sentence 4 German Stock Corporation Act, if the par value of the new shares does not substantially fall short of the stock exchange price of the already listed shares. It may be reasonable to use this option of excluding the subscription right if the Company wishes to take advantage of favorable market conditions quickly and flexibly and to cover, on very short notice, any capital needs that may arise. The mandatory two-week subscription period when a subscription right is granted to shareholders (Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (1) sentence 2 German Stock Corporation Act) does not allow for a comparable quick reaction to current market conditions. Moreover, due to the volatility of equity markets, conditions close to market-conditions can generally only be achieved if they do not bind the Company over a longer period. When granting a subscription right, Sec. 203 (1) sentence 1 in conjunction with Sec. 186 (2) German Stock Corporation Act requires for the final subscription price to be published no later than three days before the expiry of the subscription period. This means that granting a subscription right is associated with a greater market risk – in particular the price change risk existing for several days – than an allocation without subscription rights. Therefore, for a successful placement, regularly appropriate safety discounts to the current stock exchange price are required when granting subscription rights. This will usually result in less favorable conditions for the Company than a capital increase under exclusion of the subscription right. The exclusion of the subscription right allows for a placement close to the stock exchange price. Also, if subscription rights are granted, a complete placement is not guaranteed due to the uncertainty regarding the exercise of the subscription rights by the beneficiaries and a subsequent placement with third parties is usually associated with extra costs. The proportion of the share capital attributable to the shares issued under such an exclusion of subscription rights, must not exceed, in total, 10 % of the share capital, neither at the time of said authorization taking effect nor at the time of said authorization being exercised. In this context, the legislator assumes it possible and reasonable to expect the shareholders to maintain their participation quota by purchases on the market. When calculating this limit of 10 % of the share capital, the pro rata amount of the share capital attributable to shares sold during the term of the Authorized Capital 2022 on the basis of an authorization to sell own shares pursuant to or in accordance with Secs. 71 (1) no. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under the exclusion of subscription rights shall be included. Moreover, the pro rata amount of the share capital attributable to the shares issued during the term of the Authorized Capital 2022 on the basis of other authorizations to issue shares of the Company under exclusion of shareholders’ subscription rights in direct or analogous application of Sec. 186 (3) sentence 4 German Stock Corporation shall also be included. Furthermore, the pro rata amount of the share capital attributable to shares that can, or are to, be issued to fulfill bonds with conversion and/or option rights or with conversion and/or option obligations shall be included in the calculation if the bonds are issued during the term of the Authorized Capital 2022 under exclusion of shareholders’ subscription rights in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act. Including the all of the above in the respective calculation serves to protect the shareholders and to keep the dilution of their participation as low as possible. The above calculation model makes it possible that even if capital measures are combined with the issue of bonds and/or the sale of treasury shares, the participation quota of the shareholders is not diluted by more than 10%. Furthermore, due to the issue price of the new shares being close to the stock exchange price and due to the limitation of the size of the capital increase without subscription rights, shareholders generally have the opportunity to maintain their participation quota by acquiring respective shares on approximately the same terms via the stock exchange. This ensures that, in line with the statutory assessment of Sec. 186 (3) sentence 4 German Stock Corporation Act, the financial and participating interests are adequately safeguarded when utilizing the Authorized Capital 2022 under exclusion of subscription rights, while the Company is given further scope of action in the interest of all shareholders.

Exclusion of subscription rights for bonds and warrants
    The Administrative Board shall also be authorized to exclude the shareholders’ subscription right, if and to the extent necessary, to grant bearers or creditors of conversion and/or option rights, and/or bearers or creditors of bonds carrying conversion and/or option obligations, issued by the Company or its affiliated companies, a subscription right to the extent they would be entitled to after exercise of the conversion or option rights or after the fulfilment of a conversion or option obligation. This has the following background: In addition to the conversion or option price, the economic value of the aforementioned conversion and/or option rights or the bonds with conversion and/or option obligations also depends in particular on the value of the shares of the Company to which the conversion and/or option rights or conversion and/or option obligations relate. In order to ensure a successful placement of the relevant bonds or to avoid a corresponding price discount in the placement, it is therefore customary to include dilution protection provisions in the terms and conditions of the bonds which protect the beneficiaries against a loss in value of their conversion or option rights due to a dilution in the value of the shares to be subscribed. Accordingly, inclusion of such anti-dilution provisions in the bond or option terms is also covered by the current authorization to issue convertible bonds and/or bonds with warrants and/or profit-sharing rights with option and/or conversion rights (or a combination of these instruments). Without anti-dilution protection, a subsequent share issue granting the shareholders’ subscription rights would typically lead to such dilution in value. In that case, the aforementioned anti-dilution provisions in the terms and conditions of the bond regularly provide for a reduction of the conversion and/or option price with the consequence that the funds received by the Company in case of a later conversion or exercise of the option or later fulfilment of a conversion or option obligation are reduced or that the number of shares to be issued by the Company is increased. Alternatively, to avoid a reduction of the conversion and/or option price, anti-dilution provisions usually allow holders of bonds carrying conversion and/or option rights or conversion and/or option obligations to be granted a subscription right for new shares in the amount they would be entitled to after exercise of their conversion and/or option rights or after fulfilment of their conversion and/or option obligations. Thus, they are treated as if they had already become shareholders by exercising their conversion or option rights or by fulfilling any conversion or option obligations prior to the subscription offer and to this extent have already become shareholders; they are thus compensated for the dilution in value – like all shareholders already invested – by the value of the subscription right. For the Company, this second alternative – namely granting of dilution protection – has the advantage that the conversion and/or option price does not have to be reduced; it therefore serves to guarantee the greatest possible inflow of funds in the event of a subsequent conversion or exercise of an option or the subsequent fulfilment of any conversion or option obligation or reduces the number of shares to be issued in this case. This also benefits the shareholders involved, so that it also compensates for the restriction of their subscription rights. Their subscription right, as such, remains intact and is reduced only proportionately to the extent to which a subscription right is granted not only to the participating shareholders, but also to the bearers of the conversion and/or option rights or of the bonds carrying conversion and/or option obligations. This authorization gives the Company the opportunity, in the event of a subscription rights issue, to choose between the two alternatives of granting dilution protection described above, taking into account the interests of the shareholders and the Company.

Utilization of the authorization
    Currently, there are no specific plans to utilize the Authorized Capital 2022. Respective anticipatory resolutions including the possibility to exclude the shareholders’ subscription rights are common at both, national and international level. The Administrative Board will carefully examine in each case whether the utilization of the Authorized Capital 2022 is in the interest of the Company; in particular, the Administrative Board will also examine whether any exclusion of subscription rights is objectively justified in individual cases. The Administrative Board will report to the next Annual Meeting on each utilization of the authorization.
    The written report of the Administrative Board pursuant to Art. 5 SE Regulation in conjunction with Sec. 203 (2) sentence 2 in conjunction with Sec. 186 (4) sentence 2 German Stock Corporation Act on the authorization of the Administrative Board to exclude shareholders’ subscription rights in connection with the resolution on agenda item 9 will be accessible to the shareholders from the date of the convocation of the Annual General Meeting at http://investor.spark.net/shareholder-services/annual-meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ADSs as of March 7, 2022, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors or director nominees;
•each of our named executive officers; and
•all of our directors, director nominees and executive officers as a group.

Percentage ownership of our ADSs is based on 26,173,970 ADSs outstanding as of March 7, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 7, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.

Name of beneficial owner	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned
5% stockholders
Osmium Partners, LLC	5,682,091	21.7%
Named Executive Officers, Directors and Director Nominees
Axel Hefer	—	—%
Bangaly Kaba	—	—%
Bradley J. Goldberg	50,000	0.2%
Colleen Birdnow Brown	15,000	0.1%
Chelsea A. Grayson	—	—%
David Khalil	534,842	2.0%
Joseph E. Whitters	525,000	2.0%
Eric Eichmann	105,350	0.4%
Gitte Bendzulla	7,316	—%
David Clark	3,000	—%
All current executive officers and directors as a group (10 persons)	1,240,508	4.7%

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2021, concerning securities authorized for issuance under all of our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Right	Weighted-Average Exercise Price of Outstanding Options, Warrants and Right	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,386,296	$3.56	1,113,704
Equity compensation plans not approved by security holders
Total	2,386,296	$3.56	1,113,704

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides our shareholders and other stakeholders with information about Spark Networks’ performance, compensation framework, compensation decisions and associated governance for our Named Executive Officers (NEOs) in 2021.

At a Glance
Named Executive Officers

Eric Eichmann
Managing Director & Chief Executive Officer

David Clark (1)
Managing Director & Chief Financial Officer

Gitte Bendzulla
Managing Director, Chief Operating Officer and Chief Legal Officer

Bert Althaus (2)
Former Managing Director & Chief Financial Officer

Yoon Um (3)
Global Controller
(Interim Principal Financial Officer and Principal Accounting Officer)

(1) Appointed in August 2021.
(2) Departed in July 2021.
(3) Appointed as Principal Financial Officer and Principal Accounting Officer from May 2021 until August 2021. In light of Ms. Um’s interim three-month tenure as our Principal Financial Officer between Chief Financial Officer appointments, this Compensation Discussion & Analysis focuses on the Company’s other Named Executive Officers.

Compensation Design	49
Compensation Philosophy and Strategic Alignment	·
Overview of our Compensation Program, Policies and Practices	·

Compensation Governance	50
Nominating, Governance and Compensation Committee Role	·
Shareholder Engagement	·
Use of Market Data and Target Positioning
Managing Compensation Risk

2021 Compensation Decisions and Outcomes	52
Base Salary	·
Annual Cash Incentives	·
Equity Incentives	·
Benefits and Perquisites	·

Nominating, Governance and Compensation Committee Report	57

COMPENSATION DESIGN

Compensation Philosophy and Strategic Alignment
Spark operates in the growing online dating market and is committed to social data for meaningful relationships. Our compensation programs are designed to attract and retain the best possible executive talent who are capable of creating value for our shareholders in a growth environment. This philosophy is reflected in our compensation principles.

Principle	How we achieve this
Link pay to the achievement of measurable corporate goals and individual performance	✓	Base a majority (70%) of the annual incentive on corporate financial performance
	✓	Base a meaningful element (30%) of the annual incentive on quantitative and/or qualitative objectives by individual aligned to areas of strategic importance to Spark
Align executives’ incentives with stockholder value creation	✓	Utilize annual incentive performance metrics that drive stock price performance
	✓	Deliver a meaningful proportion of compensation in equity-based vehicles, that incentivize sustainable stock price appreciation
Attract and retain the best possible executive talent	✓	Offer market competitive compensation opportunities

Performance measures are selected to align to our strategic priorities and include a combination of financial and non-financial metrics. Non-financial metrics form the individual objectives under the annual cash incentive. Objectives are set based on an executive’s role and accountabilities and assessed in a scorecard format at year-end.

Strategic priority	Compensation alignment
Product improvements	✓	Reflected in individual objectives for the Chief Executive Officer and Chief Operating Officer
Organic growth	✓	Revenue and adjusted EBITDA performance goals account for 70% of the annual incentive for all executive officers and have goals that contemplate expected levels of organic growth
Social discovery	✓	Reflected in individual objectives for the Chief Executive Officer
Domestic filer status	✓	Reflected in individual objectives for the Chief Operating Officer

Overview of our Compensation Program
The core elements of executive compensation comprise base salary, a target cash incentive based on annual performance, and equity awards tied to our stock price performance. Executives do not necessarily receive equity on an annual basis, and in 2021 Mr. Clark was the only named executive officer to receive an equity grant, reflecting his appointment as Managing Director and Chief Financial Officer. As a result, the target pay mix below shows the annualized compensation for the CEO over the four-year vesting period of his 2020 equity awards (i.e., an annual salary of $625,000, a target annual cash incentive of $300,000, and an annualized equity fair value of $1,361,243).

60%	13%	27%
Equity Incentive	Target Annual Cash Incentive	Salary

Equity: 100% at-risk variable pay tied to stock price performance, granted in the form of virtual stock options settled in stock, that are intended to operate in a similar manner as stock options and RSUs. The average equity mix for the three named executive officers still serving on December 31, 2021 since appointment is 52% in the form of stock option equivalents, and 48% in the form of RSU equivalents. Awards vest over a period of four years.

Annual Cash Incentive: 100% at-risk variable pay based on financial performance (70%) and individual performance (30%). Financial performance is based equally on revenue and adjusted EBITDA goals. Awards are paid in cash shortly following year-end.

Salary: Fixed cash compensation paid monthly.

Compensation Policies and Practices
Reflecting our commitment to good corporate governance there are several practices Spark has actively implemented, and others that we have actively not implemented, to reflect the best interests of our shareholders.

Policies and practices adopted at Spark
✓	Pay for performance	✓	Prohibit the hedging of Spark securities
✓	Cap payouts under the annual incentive plan	✓	Limit the pledging of Spark securities with prior approval required
✓	Include double-trigger change in control provisions	✓	No re-loading or re-pricing of virtual options
✓	Provide modest benefits to executives in line with those offered to other Spark employees	✓	No excise tax gross-ups on a change in control
		✓	No excessive perquisites

COMPENSATION GOVERNANCE

Nominating, Governance and Compensation Committee Role
The Nominating, Governance and Compensation (NGC) Committee oversees Spark’s executive compensation program. The Committee develops and recommends to the Administrative Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. The Chief Executive Officer does not participate conversations regarding his own compensation.

In implementing and administering the Company’s compensation philosophy, the Committee:
•Reviews market data, to assess the competitiveness of our compensation policies;
•Reviews performance against our plans and budgets, and considers the degree of attainment of performance goals and objectives; and
•Reviews the individual performance of each executive officer.

Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers. As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations, and reviewing advice from legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Shareholder Engagement
Spark is committed to meaningful shareholder outreach and senior management interacts regularly with our major shareholders. To the extent it is provided, feedback on executive compensation practices is considered by the NGC Committee. At our 2021 shareholder meeting, 69.0% of votes were cast in favor of our say-on-pay resolution. In response to this outcome, the company sought feedback on our executive compensation programs.

Spark conducted extensive outreach during 2021, inviting dialogue with all of our top 20 shareholders who collectively represent around 40% of our total shares outstanding. Meetings were held with those shareholders who requested direct conversations, which represented over 28% of our total shares outstanding, and included our largest individual shareholder. These conversations indicated that our investors were generally supportive of our executive compensation programs and that we could more proactively address questions and concerns through our disclosure.

Areas of Concern	Our Response
Maximum compensation opportunities for Managing Directors
Under German law, Spark is required to disclose a maximum compensation value which is not necessarily reflective of how our programs actually operate. Below we provide a summary of the current levels of compensation.
•Executive officers and Managing Directors’ current salaries range from €240,000 to $625,000. Increases, if awarded, are expected to reflect those awarded to our broader employee populations. No increases were awarded in 2021.
•Executive officers and Managing Directors have a maximum annual cash incentive opportunity of 150% their respective target, with targets ranging from 30% to 50% of base salary.
•Equity awards are issued periodically and while the Summary Compensation Table includes accounting values for the awards at grant, the NGC Committee considers the potential value that could be realized under different performance scenarios when contemplating grants.

Discretionary nature of the annual incentive program
The 2022 Proxy Statement includes improved disclosure regarding our annual incentive program. Awards are performance based, with 70% tied to financial performance and 30% tied to individual performance. Objectives are set in the first quarter and for financial metrics include threshold, target, and maximum performance goals with associated payout opportunities.

Equity award to the CEO
The CEO received an equity award in 2020 following his appointment in 2019. No equity grant was made in either 2019 or 2021 and so the annualized accounting value of his awards made in 2020 reduces to $2,722,485 over two years or $1,814,990 over three years. During 2022 the NGC Committee will review whether the outstanding equity awards continue to provide sufficient performance alignment and holding power, alongside market data, when determining whether or not to grant a 2022 equity award.

Equity being issued in the form of zero-priced options	The structure of equity awards in the form of virtual stock options reflects requirements and constraints under German law that Spark is subject to. The NGC Committee has sought to improve disclosure in this Compensation Discussion & Analysis to explain in more detail the virtual stock options we use both with and without exercise prices, which in effect operate like stock options and restricted stock units. The NGC Committee believes that these vehicles appropriately align executive officers’ interests with those of our shareholders and reflect marker norms within our industry.
Lack of performance-based long-term incentives	The NGC Committee believes that at this stage in Spark’s lifecycle, virtual stock options provide a meaningful performance-based incentive to increase company value in a sustainable, long-term manner. Furthermore, the use of vehicles such as stock options and RSUs are widely observed in our industry and believed to be market aligned and market competitive.
Lack of share ownership requirements	The NGC Committee is evaluating the adoption of formal share ownership guidelines.

In addition to questions on executive compensation, shareholders also asked why Director compensation is delivered entirely in the form of cash. As explained in our Director Compensation section, this simply reflects limitations we face under German law as equity may not be issued directly by a company to its directors under German law. Regardless, we believe that the compensation system in place provides a reasonable balance between US and German compensation practices on the Board and its Committees, and enables us to attract and retain high caliber talent.

The NGC Committee hopes that our updated Compensation Discussion & Analysis and Director’s Compensation sections will provide clarity on points of confusion and welcomes continued feedback on our programs.

Use of Market Data and Target Positioning
Spark is a global organization that competes for talent across different geographies and types of industries. Given these complexities, the NGC Committee believes that benchmarking against a narrowly defined group of companies does not provide a meaningful basis for establishing compensation. Instead, the NGC Committee will periodically review multiple data sources and apply judgement in how to interpret the data and set compensation accordingly.

During 2019, the NGC Committee retained an independent compensation consultant, WTW, to provide market data as an input into discussions and decisions in preparation for the appointment of a new Chief Executive Officer. At this time, three distinct reference groups of companies were established comprising of companies generally operating in the online and technology industries, based in Germany, Europe more broadly and the United States. Companies were selected based on relevance and with a view to positioning Spark appropriately relative to the median in terms of revenue and market capitalization.

Country	Reference Companies			Spark’s Relative Size (1)
				Revenue	Market Capitalization
Germany	1.Cewe Stiftung & Co. KGaA 2.Delivery Hero SE 3.Delticom AG 4.Holidaycheck Group AG	5. Home24.de 6. Lotto 24 AG 7. Scout24 AG 8. trivago N.V.	9. westwing Group AG 10. windeln.de SE 11. Xing	42nd percentile	25th percentile
Pan-Europe (Outside of Germany)	1.Basware Oyj 2.BigBen Interactive 3.Digia Oyj 4.Digital Bros S.p.A 5.Doro AB	6. Eprice SpA 7. Group LDLC société anonyme 8. Just eat plc 9. lastminute.com N.V. 10. Moneysupermarket.com Group	11. PayPoint plc 12. Shop Apotheke Europe N.V. 13. Takeaway.com	62nd percentile	51st percentile
United States	1.Care.com, Inc. 2.CarGurus, Inc. 3.DHI Group, Inc. 4.Eventbrite, Inc.	5. EverQuote, Inc. 6. Leaf Group Ltd. 7. Rosetta Stone Inc. 8. SciPlay Corporation	9. The Meet Group, Inc. 10. Travelzoo 11. Truecar, Inc.	71st percentile	28th percentile
(1) As collected in 2019 at the time data was considered; revenue represented most recent financial year and market capitalization was a trailing twelve-month average.

The NGC Committee did not target a specific reference point among this data. The determination of base salary, target cash incentive opportunities, and equity incentive grants are based on the NGC Committee’s subjective evaluation of a variety of factors, including the executive’s position, scope of responsibility, prior experience, performance, and criticality in the context of prevailing rates of pay in the market. More broadly the NGC Committee considers compensation increases in the context of Spark’s overall financial performance, employee merit budgets, broader economic factors, and affordability. The NGC Committee will likely update these reference peer groups the next time external market data is collected, to reflect changes in Spark and the market since 2019.

Managing Compensation Risk
Compensation is an essential part of risk management and the NGC Committee carefully assess whether Spark’s compensation programs align with sound risk management principles. This includes establishing an appropriate ratio between cash and equity compensation, as well as fixed and variable compensation, not overly exposing the executives to stock price or over leveraging the compensation mix towards market-priced virtual stock options, and setting stretching yet responsible performance goals under the annual cash incentive plan. The NGC Committee believes that Spark’s compensation policies and practices do not encourage unnecessary or excessive risk-taking.

While Spark does not current maintain stock ownership requirements or a compensation recoupment policy, the NGC Committee is evaluating whether to adopt such a requirement or policy. Executive officers are subject to Spark’s Insider Trading Policy which prohibits insider trading and certain speculative transactions, including, but not limited to, short sales, buying put and selling call options (such as zero cost collars and forward sales contracts) and other hedging or derivative transactions in Spark’s securities. The Policy also places limits on the pledging of Spark’s securities as collateral for loans or holding such securities in a margin account for which prior approval is required. In addition to these hedging and pledging restrictions, the Policy establishes a regular blackout period schedule during which the executives may not trade in Spark’s securities and establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Spark’s securities.

2021 COMPENSATION DECISIONS AND OUTCOMES

Base Salary
Base salaries for our named executive officers are established based on the scope of their responsibilities. Base salaries are reviewed on an annual basis and increases, if any are similar in scope to our overall corporate salary increase. The base salary is paid in twelve equal monthly installments. Named executive officer salaries did not increase in 2021.

Name	2021 Base Salary	2020 Base Salary	Increase
Eric Eichmann (1)	$625,000	$625,000	0%
David Clark (2)	$400,000	n/a	n/a
Gitte Bendzulla (3)	€240,000	€240,000	0%

(1) Mr. Eichmann’s salary comprises $525,000 under his employment agreement with Spark Networks, Inc., also referred to as the “Eichmann Employment Agreement” and $100,000 under his employment agreement with Spark Networks, SE, also referred to as the “Eichmann Executive Director Service Agreement”. For the purpose of this CD&A the combined value is referred to as base salary.
(2) Mr. Clark was appointed effective August 10, 2021 and this represents his annual salary. Mr. Clark’s salary comprises $340,000 under the employment agreement with Social Net, Inc., and $60,000 with Spark Networks SE. For the purpose of this CD&A the combined value is referred to as base salary.
(3) 2020 salary reflects Ms. Bendzulla’s salary on appointment to her role as COO on December 1, 2020.

Annual Cash Incentives
The annual cash incentive plan is designed to drive near-term business objectives and strategic priorities, and reward for progress and performance delivered during the year. Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout is capped at 150% of target.

(1) For Mr. Clark, who was appointed during 2021, the NGCC resolved to assess his actual annual cash incentive based solely on his individual performance.

Financial Performance
The metrics approved for 2021 were revenue and adjusted EBITDA, reflecting our priorities of driving shareholder value while ensuring we continue to meet our debt covenants. The NGC Committee seeks to establish goals that are rigorous, and appropriately align pay with performance, while not incentivizing excessive risk taking. Each metric has a threshold, target and maximum performance goal associated with it, and a corresponding level of payout.

Metric	Weight	Threshold (50% Payout)	Target (100% Payout	Maximum (150% payout)	Actual	Achieved Payout (% of target)
Revenue (M)	50%	$240	$250	$260	$217	0%
Adjusted EBITDA (M)(1)	50%	$34	$37	$40	$33	0%
Total						0%
(1) We make adjustments to U.S. GAAP financial measures for purposes of this performance metric to ensure that results properly reflect management contributions. See Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations for an explanation of how this metric is calculated from our audited financial statements.

As a result of financial performance failing to reach the threshold performance goals, no payment was earned by our named executive officers in respect of this component for 2021.

Individual Performance
The NGC Committee believes that it is also important to incentivize and reward for performance in areas of strategic importance specific to each executive’s role. Objectives are established and approved by the NGC Committee in the first quarter and are intended to reflect drivers of future financial performance. Performance goals are both quantitative and qualitative and reflect areas such as product development, customer satisfaction and human capital management.

Spark continued to navigate a challenging macro environment during 2021 with the prolonged effects of COVID-19 disrupting factors such as customer behavior and increased levels of employee turnover as companies battled ‘The Great Resignation’. However, the Company still hit a number of notable achievements and onboarded new senior leaders, including Mr. Clark as Chief Financial Officer. These achievements as they relate to each named executive officer’s goals are summarized below, along with the overall achieved percentage as determined by the NGCC.

Name	Overview of Goal Areas	Key Achievements	Achieved Payout (% of Target)
Eric Eichmann	1.Develop and clarify corporate strategy 2.Progress product portfolio 3.Define and execute on senior talent development plans	•Developed a board-approved strategy with targeted customer segments focused on growth and prioritizing shareholder value creation •Launched two new and differentiated social features on Zoosk in 2021 •Closed gaps on Zoosk and Elite that drove performance improvements, a heightened user experience leading to revenue improvements •Drove half of the full-year revenue through focused product-revenue initiatives •Successfully onboarded key senior leaders during the year •Restructured commercial organization to drive greater efficiencies •Maintained employee satisfaction at 90%	83%
David Clark	1.Build FP&A group 2.Reconsider Spark’s tax, IR and internal audit/SOX to increase effectiveness and reduce costs 3.Initiate new re-finance process	•Refreshed Investor Relations function and strategy, resulting in improved quality of service and lower associated cost •Completed activities that resulted in reduced tax costs and improved our tax strategy capabilities •Initiated an assessment of operational capacities, key processes and financial policies to identify future opportunities for improvement •Initiated refinance process on time in an effective manner	100%
Gitte Bendzulla	1.Develop the COO organization 2.Improve business-driven value 3.Drive improved accountability and governance processes
•Build Cyber Security Organization, stabilized technical capabilities and driving company wide awareness of Cyber Security Threats
•Established company-wide performance management and rolled our comprehensive Learning- and Development Program
•Initiated company wide diversity program
•Grew inhouse legal capabilities and implemented company – wide Contract Management, IP Management system
•Drove further efficiencies and enhanced responsibilities at Customer Care resulting in CSat score across all brands.
•Stabilized Board Governance and Compliance catering for German and US legal specifics
•Mitigated company’s risk profile by implementing proactive monitoring regulatory developments
			84%

In summary, based on the performance and accomplishments summarized above, the NGC Committee approved the following annual incentive payouts for 2021.

Name	Target Cash Incentive	Actual Cash Incentive	Actual (% of Target)
Eric Eichmann	$300,000	$75,000	25%
David Clark (1)	$78,904	$78,904	100%
Gitte Bendzulla	€72,000	€18,144	25%
(1) Mr. Clark’s target incentive opportunity of $200,000 was pro-rated to reflect his service during the year, with his actual annual cash incentive based solely on his individual performance.

Equity Incentives
Long-term incentive awards represent the largest percentage of a named executive officer’s compensation package and are awarded periodically. Awards are designed to incentivize and reward long-term value creation and stock price appreciation, recognize performance, align interests with those of our shareholders and retain top talent.

The design of our equity-based compensation program is influenced by our German incorporation, although it operates in a manner consistent with other German and U.S. companies of a similar size to Spark. Awards take the form of virtual options which are structured to operate in a manner consistent with either stock options or restricted stock.

Vehicle	Operates like	Purpose	Exercise price definition
Market-priced virtual stock options	Stock option	Align with shareholder interests by reward long-term sustainable stock price appreciation	Granted with an exercise price equal to the average closing price of the underlying shares over the five trading days preceding the date of grant
Zero-priced virtual stock options	Restricted stock unit	Align with shareholder interests and support executive retention	In order to operate like a restricted stock unit, awards are granted to operate like whole-value shares and so have no associated exercise price (hence the term ‘zero-priced’)

Virtual options are subject to a seven-year term with vesting phased over a four-year period:
•25% of the award vests after 12 months
•6.25% of the award subsequently vests at the end of each quarter

On vesting, awards are settled in Spark stock, and while the company can settle awards in cash under the Plan Rules, this feature is not currently used, nor is planned to be use for named executive officers.

As noted above, the NGC Committee makes awards periodically to named executive officers with consideration to a range of factors including the market competitiveness of that award at the time of grant, and the potential value and retention power of unvested awards. Given awards made in 2020, Mr. Eichmann, Ms. Bendzulla and Mr. Althaus did not receive any equity grants during 2021. Following his appointment, in August 2021 Mr. Clark received an award of 200,000 virtual stock options with an exercise price of $3.77 per ADS, and an award of 100,000 zero-priced virtual stock options. Both of Mr. Clark’s awards vest in accordance with the schedule summarized above consistent with the other executive officers.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2021 (1)
Name	Number	Value (1)	Number	Value (1)
Eric Eichmann	0	$0	0	$0	$0
David Clark	200,000	$267,500	100,000	$308,000	$575,500
Gitte Bendzulla	0	$0	0	$0	$0
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.

In the interest of enhanced understanding, the table below summarizes the awards made in 2020 to Mr. Eichmann and Ms. Bendzulla who were serving named executive officers on December 31, 2021.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2020 (1)
Name	Number	Value (1)	Number	Value (1)
Eric Eichmann	833,000	$2,607,290	449,000	$2,837,680	$5,444,970
Gitte Bendzulla (2)	132,000	$378,300	42,000	$242,690	$620,990
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.
(2) Reflects the aggregate value of grants made to Ms. Bendzulla during 2020.

The average equity mix for the three executive officers as of December 31, 2021, was 52% in the form of market-priced virtual stock options, which the NGC Committee considers performance-based given the inherent need for stock price appreciation for any value to be realized, with the remaining 48% in the form of zero-priced virtual stock options, which operate like RSUs.

Our executive compensation program reflects our principle of aligning incentives with shareholder value creation. The table above, and our Summary Compensation Table (SCT) below include the fair value of long-term incentive awards at the date of grant, calculated in accordance with the applicable accounting standards. Given the inherent relationship between our stock price performance and the value of our incentive awards, on December 31, 2021, the CEO’s 2020 equity award was worth 26% of this fair value at the date of grant. This aligns with a reduction in our stock price between the date of grant and our fiscal year-end, and provides a forward-looking incentive to build value.

Value of the CEO's 2020 Equity Awards
$2,607,290
$0
$2,837,680
$1,409,860
Market Priced
Zero-Priced
SCT Value
Intrinsic Value 31 Dec 2021

Benefits and Perquisites
Named executive officers are eligible to participate in all of our employee benefit plans on terms consistent with employees in the applicable geography.

Benefit	Eligibility		Key Features
Health & Welfare Insurance Benefits	All full-time US-based employees, including Mr. Eichmann and Mr. Clark	✓	Medical, dental, vision, group life, disability and accidental death and dismemberment insurance, voluntary life and accidental death and dismemberment
	All German-based employees, including Ms. Bendzulla	✓	State or private health and care insurance, state unemployment insurance, state accident insurance
Retirement Benefits	All regular US-based employees, including Mr. Eichmann and Mr. Clark	✓
Employer sponsored 401(k) traditional and Roth retirement Safe Harbor plan
Company match is 100% up to 4% of employee contribution with maximum employee contributions and employer match subject to annual federal limits

	All German-based employees, including Ms. Bendzulla	✓	State pension insurance

Mr. Eichmann’s employment agreement provides that Spark Networks, Inc. will reimburse Mr. Eichmann for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.

NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The NGC Committee has reviewed this Compensation Discussion & Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Committee recommended to the Administrative Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement.

Bradley J. Goldberg (Chair)
Bangaly Kaba
David Khalil

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2021 and 2020, all amounts are in US dollars:

Name	Fiscal Year	Salary	Bonus	Option Awards(1)	Non-equity Incentive Plan Compensation	All Other Compensation(2)	Total
Eric Eichmann	2021	625,000	—	—	75,000	49,398	749,398
Chief Executive Officer	2020	625,000	—	5,444,970	300,000	43,471	6,413,441
Gitte Bendzulla(3)	2021	283,848	—	—	21,459	19,191	324,498
Chief Operating Officer and Chief Legal Officer	2020	232,247	—	620,990	68,532	17,586	939,355
David Clark(4)	2021	157,052	—	575,500	78,904	16,363	827,819
Chief Financial Officer	2020	—	—	—	—	—	—
Bert Althaus(3)(5)	2021	155,229	—	—	88,703	239,471	483,403
Former Chief Financial Officer	2020	256,995	—	694,310	85,665	16,337	1,053,307
Yoon Um(6)	2021	235,000	—	108,140	23,500	25,909	392,549
Global Controller (Interim Principal Financial Officer and Principal Accounting Officer)	2020	—	—	—	—	—	—
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2021 and 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12. to the audited consolidated financial statements included in our Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2) The amounts reported in the All Other Compensation column include health and welfare insurance benefits, retirement benefits, and severance.
(3) The amounts reported for Ms. Bendzulla and Mr. Althaus have been converted into US Dollars based on the average exchange rate of 1.1827 and 1.1422 for 2021 and 2020, respectively.
(4) Mr. Clark was appointed as Chief Financial Officer in August 2021.
(5) Mr. Althaus departed as Chief Financial Officer in July 2021. Severance of $229,148 earned by Mr. Althaus in 2021, including his remaining contractual gross fixed salary through September 31, 2021, is reflected in the All Other Compensation column.
(6) Ms. Um was appointed as Principal Financial Officer and Principal Accounting Officer from May 2021 until August 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards
			Option Awards			Zero Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Expiration Date
Eric Eichmann	1/21/20	1/31/20	364,439	468,561	4.88	28,063	252,561	2/28/27
Chief Executive Officer
Gitte Bendzulla	1/21/20	1/31/20	39,375	50,625	4.88	1,813	16,311	2/28/27
Chief Operating Officer
and Chief Legal Officer	11/30/20	11/30/20	10,500	31,500	4.33	3,250	9,750	12/31/27
David Clark	8/31/21	8/31/21	—	200,000	3.77	—	100,000	9/30/28
Chief Financial Officer
Bert Althaus	1/21/20	1/31/20	50,626	—	4.88	—	—	2/28/27
Former Chief Financial Officer
Yoon Um	11/30/20	11/30/20	7,500	22,500	4.54	2,000	6,000	12/30/27
Global Controller (Interim Principal Financial Officer and Principal Accounting Officer)	6/15/21	6/15/21	—	20,000	5.34	—	12,000	7/15/28

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Eichmann	91,850	366,347	—	—
Gitte Bendzulla	6,215	29,542	—	—
David Clark	—	—	—	—
Bert Althaus	9,016	42,687	—	—
Yoon Um	—	—	—	—

(1) Represents the net shares acquired
(2) Value realized on exercise is based on the difference between the closing price of Spark Networks SE common shares on the date of share transfer and the exercise price.

Employment and Other Compensation Arrangements

Eric Eichmann. On November 19, 2019, our wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Mr. Eichmann (the “Eichmann Employment Agreement”) with respect to his employment as Chief Executive Officer of Spark Networks, Inc. The Eichmann Employment Agreement provides for an annual base salary of $525,000 and an annual target bonus amount of not less than $300,000. Pursuant to the Eichmann Employment Agreement, if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board. Spark Networks, Inc. will reimburse Mr. Eichmann for ordinary course expenses incurred in connection with travel between the Berlin, Germany and New York, New York, and for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.

Also on November 19, 2019, Spark Networks SE entered into an executive director service agreement with Mr. Eichmann (the “Eichmann Executive Director Service Agreement”) pursuant to which Mr. Eichmann has an annual base salary of $100,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of the Eichmann Executive Director Service Agreement is four years and six months.

Gitte Bendzulla. Ms. Bendzulla has entered into an employment agreement with Spark Networks which provides for an annual fixed compensation (base salary) and an annual performance award (annual bonus) with a target amount of 30% of her then current fixed gross annual salary. The relevant goals shall be established annually by the Administrative Board after consultation with Ms. Bendzulla. The final amount of the bonus shall be determined annually by the Administrative Board based on achievement of the established goals at the same time as the annual financial statements of Spark Networks are approved by Spark Networks’ auditors. The annual bonus, if any, shall be due and payable at the end of the month following such approval of the annual financial statements. Upon termination of employment, the agreement provides that Ms. Bendzulla may not compete with Spark Networks for one year provided that Spark Network pays Ms. Bendzulla during such period an amount equal to 50% of her total remuneration most recently received by her. Spark Networks shall be entitled to waive this non-compete covenant by written declaration at any time, including after the service relationship, with the effect that Ms. Bendzulla is released of the obligations immediately, and Spark Networks shall be free of the obligation to pay compensation with immediate effect starting from the date of declaration. Ms. Bendzulla is further entitled to receive a severance payment in the amount equal to six months of her base salary, plus the pro rata portion of her annual bonus for such year assuming achievement at the 100% level. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Ms. Bendzulla’s current base salary is €240,000 and her annual bonus target amount is €72,000.

David Clark. Mr. Clark’s employment agreement with Spark Networks provides for a base salary at an annual rate of $340,000 and an annual bonus with a target amount of not less than 50% of his annual base salary based on the achievement of individual and Company performance goals to be determined by the Board. In the event that Spark Networks terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation, and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

Also in connection with Mr. Clark’s hiring, Spark Networks SE entered into an executive director service agreement with Mr. Clark pursuant to which Mr. Clark has an annual base salary of $60,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of such agreement is in accordance with the German Corporate Governance Codex limited to 3 years.

Bert Althaus. In connection with Mr. Althaus’ departure from the Company, the Company and Mr. Althaus entered into a termination agreement (the “Termination Agreement”) pursuant to which Mr. Althaus resigned from his position as a Managing Director, effective as of March 31, 2021, but would remain employed by the Company as Chief Financial Officer until September 30, 2021 (the “Termination Date”) in order to facilitate a transition of his duties and job responsibilities. In addition, pursuant to the Termination Agreement, Mr. Althaus received (i) his contractual gross fixed salary until the Termination Date, (ii) a bonus in the amount of EUR 75,000 for the year 2020 and (iii) a severance payment of EUR 156,250. The Termination Agreement also provided that virtual share options granted to Mr. Althaus under the Company’s 2020 Long Term Incentive Plan shall continue to vest until July 31, 2021, and Mr. Althaus shall be entitled to retain all virtual share options vested but not yet exercised as of July 31, 2021. Mr. Althaus departed as Chief Financial Officer in July 2021.

Potential Payments Upon Termination or Change in Control

Eric Eichmann. As described above, the Eichmann Employment Agreement provides if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board.

Gitte Bendzulla. In case of a termination of her employment by Spark Networks, Ms. Bendzulla is further entitled to receive a severance payment equal to the amount of her remuneration entitlement for six equal installments of her base salary plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In the event of enforcement of the non-competition clause contained in Ms. Bendzulla employment contract, Ms. Bendzulla will receive compensation amounting to 50% of the basic remuneration received by her for a period of six months.
David Clark. As described above, in the event that Spark Networks terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

DIRECTOR COMPENSATION

The full Board determines compensation of our non-executive directors based on recommendations made by the Nominating, Governance and Compensation Committee (NGC Committee). The NGC Committee evaluates the form and amount of compensation for non-executive directors periodically and recommends changes to our Board when appropriate.

Director compensation was established to comply with the German Corporate Governance Code and consequently, director compensation is currently paid solely in the form of cash. During our 2021 shareholder engagement, questions were specifically asked about why Directors do not receive any of their compensation in the form of equity, as is customary in the United States. This reflects limitations we are subject to under German law, rather than an active choice to deviate from market norms in a relevant geography for our business, talent and shareholders. Regardless, we believe that the compensation system in place provides a reasonable balance between US and German compensation practices on the Board and its Committees, and enables us to attract and retain high caliber talent.

Non-executive directors are paid a quarterly retainer for their service on the Board and additional fees to reflect any incremental roles or duties they hold. Directors are not compensated for attending individual meetings of the Board on a per-meeting basis.

Role	Non-Employee Director Annual Compensation
Board Retainer	€80,000
Additional Compensation:
Chair of Board	€40,000
Vice-Chair of Board	€20,000
Audit Committee Chair	€20,000
Audit Committee Member(1)	€12,500
NGC Committee Chair	€18,000
NGC Committee Member(1)	€10,000
(1) Committee chairs are not eligible to receive the member compensation; this time commitment is contemplated in their compensation as chair.

We reimburse all our non-executive directors for all expenses reasonably incurred in connection with their service as a director, including attendance at Board or Committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of

Directors) or any equity or non-equity awards in the year ended December 31, 2021. Amounts are converted from the policy values set out above into US Dollars based on the average 2021 exchange rate of 1.1827.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Axel Hefer	109,400	—	109,400
Bangaly Kaba(2)	41,490		41,490
Bradley J. Goldberg	139,559	—	139,559
Colleen Birdnow Brown	127,490	—	127,490
Chelsea A. Grayson	109,400	—	109,400
Cheryl Michel Law(3)	64,953		64,953
David Khalil	135,312	—	135,312
Joseph E. Whitters(4)	46,099	—	46,099
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12. to the audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2) Bangaly Kaba was appointed to the Board of Directors on August 11, 2021.
(3) Cheryl Michel Law was a Director of the Board until August 10, 2021.
(4) Joseph E. Whitters was appointed to the Board of Directors on August 11, 2021.
Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Administrative Board.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•any of our directors, executive officers or holders of more than 5%of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.
There have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related-Party Transactions Policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, German mandatory stock corporation law provides for administrative board approval and publication of certain related party transaction acceding the threshold of 1.5 percent of the total of fixed assets and the current assets.

ADDITIONAL INFORMATION

Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons who own more than 10% of our shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Except as set forth herein, based solely on its review of the copies of such forms furnished to the Company and written representations from the directors and executive officers, the Company believes that all Section 16(a) filing requirements were met in a timely manner in fiscal 2021. (1) Timely Forms 4 were inadvertently not filed with respect to 27 Rule 10b5-1 trading plan sale transactions made during 2021 beginning on January 13, 2021 and ending on May 12, 2021 with respect to ADSs held by Affinitas Phantom Share GmbH. Mr. Khalil previously owned 50% of the equity interests in Affinitas Phantom Share GmbH. These transactions were reported on a Form 4 filed on September 3, 2021. (2) A timely Form 3 was inadvertently not filed with respect to Mr. Kaba’s appointment to the board of directors on August 11, 2021. Such Form 3 was filed on September 3, 2021. (3) A timely Form 3 was inadvertently not filed with respect to Mr. Whitter’s appointment to the board of directors on August 11, 2021. Such Form 3 was filed on August 27, 2021. (4) A timely Form 4 was inadvertently not filed with respect to Mr. Clark’s two stock option grants received on August 10, 2021. Such Form 4 was filed on August 27, 2021.

Stockholder Proposals to be Presented at Next Annual Meeting
Shareholders whose aggregate shareholdings represent five percent of the share capital or the proportionate amount of EUR 500,000.00 (this corresponds to 500,000 non-par value shares) may request that items be placed on the Agenda and published. The request must be made in writing to the Administrative Board of the Company and must be received by the Company by end of 31 July, 2022 at the latest.

Shareholders’ Counterproposals and Election Proposals
The Company’s shareholders may submit counterproposals to the proposals of the Administrative Board on specific Agenda Items and election proposals for the election of Administrative Board members or auditors.

Shareholders’ counterproposals and election proposals that are received by the Company by end of August 16, 2022, at the latest, will be made accessible through the website https://www.spark.net/investor-relations/annual-meeting.

Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Spark Networks SE
Kohlfurter Straße 41/43
Berlin
Germany
Attn: Investor Relations
The Annual Report on Form 10-K is also available at https://www.spark.net/sec-filings/sec-filing/10-k/0001628280-21-006260.

“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Annual Meeting of Spark Networks SE

Date: August 31, 2022

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use pen only

Agenda:

Proposal	Yes	No	Abstain
Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2021 as well as the report of the Administrative Board for the financial year 2021.	Non Votable		
Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2021.	☐	☐	☐
Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2021.	☐	☐	☐
Proposal 4: Appointment of the Auditor for the Financial Statements and for the Consolidated Financial Statements as well as for review of interim financial reports and ratification of independent registered public accounting firm.	☐	☐	☐
Proposal 5: Election of the members of the Administrative Board.			
a) Eric Eichmann	☐	☐	☐
b) Ulrike Handel	☐	☐	☐
c) Bradley J. Goldberg	☐	☐	☐
d) Colleen Birdnow Brown	☐	☐	☐
e) Michael J. McConnell	☐	☐	☐
f) Chelsea Grayson	☐	☐	☐
g) Bangaly Kaba	☐	☐	☐
h) Joseph E. Whitters	☐	☐	☐
Proposal 6: Advisory Vote on Executive Compensation.	☐	☐	☐
Proposal 7: Resolution on the approval of the compensation report for the financial year 2021.	☐	☐	☐
Proposal 8: Resolution on the cancellation of the authorized capital 2017 pursuant to Section 4 para. 3 of the Articles of Association and on the creation of a new authorized capital 2022 with the possibility of excluding shareholders' subscription rights and tlhe corresponding amendment of Sedion 4 of the Articles of Association.	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

____________________ Please Sign Here — ______________ Please Date Above

____________________ Please Sign Here — ______________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of Spark Networks SE to be held on August 31, 2022 For Holders as of July 11, 2022

INTERNET

Go To
www.proxypush.com/LOV
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

1-866-430-3277
- Use any touch-tone telephone.
- Have your Voting Instruction Form ready.
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 12:00 PM Eastern Time on August 17, 2022.

Website: Additional information on the Annual Meeting agenda is available at: https://www.spark.net/investor-relations/annual-meeting

PROXY TABULATOR FOR
SPARK NETWORKS SE
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2022 Mediant Communications Inc. All Rights Reserved

Spark Networks SE

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 12:00 PM Eastern Time on August 17, 2022)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Spark Networks SE registered in the name of the undersigned on the books of the Depositary as of the close of business July 11, 2022 at the Annual Meeting of Shareholders of Spark Networks SE to be held virtually on August 31, 2022, and at any adjournment or postponement thereof, on the matters as specified in the reverse side.

NOTE:

1. **Please direct the Depositary how to vote by placing an X in the box opposite the resolutions.**
2. **In accordance with the terms of the Deposit Agreement, the Company has informed the Depositary that it does not wish to receive a discretionary proxy for any matter to be voted at the meeting if no instructions are received.**

(Continued and to be marked, dated and signed, on the other side)

PROXY TABULATOR FOR
Spark Networks SE
P.O. Box 8016
CARY, NC 27512-9903